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                          STOCK PURCHASE AGREEMENT


                                  between


                     UNIVERSAL AMERICAN FINANCIAL CORP.


                                    and


                          AAM CAPITAL PARTNERS, L.P.



                              January 9, 1997

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                         	STOCK PURCHASE AGREEMENT
                          ------------------------

    	AGREEMENT dated as of January 9, 1997, between UNIVERSAL AMERICAN FINANCIAL CORP., a New York corporation, with an address of Mt. Ebo Corporate Park, Brewster, New York 10509 ("Universal"), and AAM CAPITAL PARTNERS, L.P., a Delaware limited partnership, with an office at 30 North LaSalle Street, 36th Floor, Chicago, Illinois 60602 (the "Purchaser").

                           	W I T N E S S E T H
                            -------------------


1.  Subscription and Use of Proceeds.
    ---------------------------------
    	1.1  Subscription.  On the terms and subject to the conditions set forth below, at the Closing, the Purchaser, directly and through one or more entities controlled by or under common control with Purchaser, hereby agrees to subscribe for 30,000 shares (the "Stock") of Universal's Series C Preferred
Stock, at a subscription price of One Hundred Dollars ($100.00) per share, for a total purchase price of $3,000,000 and otherwise on the terms set forth below, and Universal agrees to accept the subscription; provided, however, that up to 15,000 shares of such subscription may be met by the purchase of shares of Series C Preferred Stock by one or more purchasers designated by Purchaser, and each such designated purchaser shall execute and deliver a Stock Purchase
Agreement substantially in the form of this Agreement.  Nothing above relieves the Purchaser from making the purchase under this Section 1.1 should any entity or designated purchaser referred to in the previous sentence fail to consummate the transaction contemplated in this Agreement in accordance with its terms.
    	1.2   Additional Stock.  It is contemplated that certain additional shares of Series C Preferred Stock (the "Additional Stock") will or may be sold by Universal contemporaneously therewith, as follows:
	        	(a)  Additional Stock Sold to Purchaser or its Designees.  Prior to
the Closing, Purchaser shall have the right, subject to Universal=s approval, to increase the number of shares of Series C Preferred Stock comprising the
Stock by up to 40,000 shares, to a total of 70,000 shares, at the same price per share, and to designate one or more alternate purchasers (each, an

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"Alternate Purchaser") for such shares.  If such right is exercised and any
Alternate Purchaser is designated, each Alternate Purchaser and Universal shall execute and deliver a Stock Purchase Agreement substantially in the form of this Agreement.
	        	(b)  Additional Stock Sold to Barasch Interests.  Not less than
10,000 shares nor more than 20,000 shares of the Additional Stock shall be sold to Richard A. Barasch, other officers, directors or consultants of Universal or its Subsidiaries, and members of their families (the "Barasch Interests"), at a price of One Hundred Dollars ($100.00) per share, pursuant to a Stock Purchase
Agreement substantially in the form of this Agreement.
		        (c)  Additional Stock Sold to WAND or its Designees.  Not more than
10,000 shares of the Additional Stock may be sold to Wand/Universal Investments
L.P. I and II, (collectively, "WAND") or their designee, at a price of One
Hundred Dollars ($100.00) per share, pursuant to a Stock Purchase Agreement substantially in the form of this Agreement.
	    1.3	Use of Proceeds.  The proceeds of the issuance of the Stock and the
Additional Stock shall be used only for the following purposes:
		        (a)  Not less than $3,000,000 of such proceeds shall be used to make the initial payment payable to American Progressive Life and Health
Insurance Company of New York ("Progressive") for the purchase of all of the issued and outstanding shares of common stock of American Pioneer Life
Insurance Company ("Pioneer"), pursuant to the Purchase Agreement dated July
26, 1996, (the "Pioneer Purchase Agreement") between Progressive and Universal, a copy of which is annexed as Exhibit 1.3; and
		        (b)  The balance of the proceeds shall be used for general corporate purposes, including, but not limited to, possible acquisitions and possible additional payments on the Pioneer Purchase Agreement.

2.  Due Diligence.
    --------------
	    2.1  [Intentionally Omitted].
	    2.2  Access to Information and Records.  From and after the date hereof

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and until either the Closing or the earlier termination of this Agreement (as provided elsewhere herein), the Purchaser shall be entitled, through its employees and other representatives, including its counsel and independent certified public accountants, to make such investigation of the business, affairs and financial condition of Universal and its Subsidiaries as the
Purchaser desires.  Without limiting the generality of the foregoing, Universal shall afford Purchaser, through its employees and such other representatives, with reasonable access to Universal's and its Subsidiaries' books, records, personnel (including accountants, actuaries and other professionals) and property.  The Purchaser shall use such information only in accordance with the confidentiality agreement set forth in Section 2.3 below.
    	2.3  Confidentiality.  The Purchaser shall:
		        (a) treat all information Universal has heretofore furnished or hereafter furnishes to Purchaser about Universal or any of its Subsidiaries
(except information contained in publicly released or filed documents) as confidential;
		        (b) utilize such information solely for the purpose of evaluating the transaction contemplated by this Agreement;
		        (c) disclose such information only (i) to such of the Purchaser's partners, employees, representatives and advisors as it reasonably deems desirable to enable it to consider or implement this transaction and who have been made aware of the confidential nature of the information, (ii) as may be required by law, or (iii) after such information has become or is generally available or has been disclosed to the Purchaser from sources other than
Universal and not subject to a confidentiality agreement; and
		        (d) if this Agreement is terminated without a Closing, return or destroy all copies of information Universal has provided about itself or its
Subsidiaries upon its written request.  This Section 2.3 shall survive the termination of the Agreement and may be enforced by temporary, preliminary or permanent injunction.

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3.  Regulatory Approvals.  To the extent required by the applicable insurance code, Purchaser shall promptly prepare and file (with the assistance of, and subject to the approval of, Universal) a request for a determination by the Superintendent of Insurance of the State of New York (the "New York Superintendent") that, upon acquisition of the Stock, Additional Stock or the conversion of the Stock into Common Stock, none of Purchaser, the Alternate Purchaser (singly or in the aggregate) or the Purchaser and the Alternate Purchasers, collectively, will be in control (as defined in the New York Insurance Law) of Progressive. To the extent required by the applicable insurance code, Purchaser shall promptly prepare and file (with the assistance of, and subject to the approval of, Universal) (i) an application for approval by the Insurance Commissioner of the State of Florida and (ii) an application for approval by or a disclaimer of control from the Insurance Commissioner of the State of Indiana. If it is determined that the approval or non-disapproval of such acquisition by the New York Superintendent is required, Purchaser shall promptly prepare and file (with the assistance of, and subject to the approval of, Universal) an application for such approval or non-disapproval. In either case, the parties shall cooperate in seeking the issuance of all necessary Regulatory Approvals. Such cooperation shall include, if necessary, the execution and delivery of Commitment Agreements similar to those executed by WAND in connection with the determination by the New York Superintendent that WAND's acquisition of the Series B Preferred Stock did not constitute an acquisition of control of Progressive, the usual Commitment Agreements required by the New York Superintendent and such other commitments or undertakings as the Regulators may require, but neither party shall be required to execute any other commitment, undertaking or agreement to which it has a reasonable objection. Universal shall pay all fees and expenses in connection with obtaining all necessary Regulatory Approvals, including, without limitation, filing fees and the reasonable fees and expenses of Purchaser's counsel in connection therewith, subject to the limitations set forth in Section 9(a) or 13.6, as the case may be.


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4.  Purchaser's Representations.  In order to induce Universal to accept this subscription and issue the Stock, the Purchaser makes the following representations to Universal:
    	4.1 Organization and Power. The Purchaser is a limited partnership, validly organized and existing in good standing under the laws of the State of Delaware, the general partner of which is AAM Partners, L.P., an Illinois limited partnership. The Purchaser has full power and authority to carry on its business as presently conducted and to own and operate the properties and assets now owned and operated by it.
    	4.2 Execution and Delivery of this Agreement. The Purchaser has the requisite partnership power to execute and deliver this agreement, to perform its obligations hereunder, and such execution, delivery and performance have been duly authorized by all necessary partnership action on the part of the Purchaser. The general partner executing the Agreement on behalf of the Purchaser is validly authorized to do so.
    	4.3 Eligibility of Purchaser. The Purchaser is either an "accredited investor," as that term is defined in ' 230.501(a) of the Regulations of the Securities and Exchange Commission ("SEC"), or a person described in ' 230.506(b)(ii) of such Regulations.
    	4.4 Opportunity to Investigate. Purchaser acknowledges that it has been afforded the opportunity to ask questions of, and receive answers from, Universal or persons acting on its or their behalf concerning the terms and conditions of the transaction and to obtain any additional information, to the extent Universal possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers appropriate in order to permit it to evaluate the merits and risks of the proposed transaction. Purchaser acknowledges that no representations or inducements have been made to the Purchaser to acquire the Stock hereunder, other than those representations made in Article 5 below. In making this

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purchase,the Purchaser has relied only on its own business judgment and the representations made in Article 5 below.
    	4.5 Investment Intent. The Stock is being acquired by the Purchaser for its account solely for investment and not with a view to, or for, resale, or in connection with any distribution thereof.
    	4.6 Restriction on Transfer. The Purchaser has been advised and fully understands that transfers of the Stock or any part of the Stock is restricted under the Securities Act of 1933, as amended (the "Securities Act"), and to evidence the restricted nature of their transferability each certificate to be issued for such shares will bear a legend substantially as follows:
          The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be transferred or disposed of unless a written opinion from counsel reasonably satisfactory to Universal is obtained to the effect that such transfer or disposition will not violate the Securities Act of 1933.
The Purchaser agrees that said legend shall remain on said certificates so long as, in the reasonable opinion of counsel to Universal, such legend is necessary to assure compliance with the Securities Act.
    	4.7 Approvals Required. No authorization, approval, order or other consent by any court or governmental authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser or the consummation of the transaction contemplated hereby, other than as set forth in Article 3 above, and the Purchaser does not know of any facts about itself which would reasonably lead it to expect that the Regulatory Approvals will not be obtained.

5. Universal's Representations. As a material inducement to the Purchaser to enter into this Agreement and purchase the Stock, Universal hereby represents to the Purchaser:
    	5.1 Organization and Power. Universal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Each of Universal's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of their

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respective states of incorporation.  Universal and each of its Subsidiaries have full power and authority to carry on their business as presently conducted and to own, lease and operate the properties, assets and business now owned and operated by it and them and is duly qualified to do business as a foreign corporation in good standing in those jurisdictions, other than the state of its incorporation, in which the nature of the respective businesses conducted or property owned by it makes such qualification necessary, except for any failures so to qualify which would not have, individually or in the aggregate, a material adverse effect on the business, condition or results of operations of Universal and its Subsidiaries, taken as a whole (a "Universal Material
Adverse Effect").  Except for securities held for investment and as set forth on Schedule 5.1, Universal does not have any ownership interest in any other corporation, partnership, trust, joint venture, limited liability company or other entity.
    	5.2  Execution and Delivery of this Agreement.  Universal has the requisite legal and corporate power to issue the Stock and the shares of Common
Stock to which it is convertible, to execute and deliver this Agreement, and the Shareholders Agreement, to perform its obligations hereunder and thereunder, and such issuance, execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Universal, except for the approval of Universal's Board of Directors, which shall be obtained prior to Closing.  The officer executing this Agreement and the
Shareholders Agreement on behalf of Universal is validly authorized to do so.
    	5.3  Capitalization.  The authorized capital stock of Universal consists of:
			            (i) 20,000,000 shares of Common Stock, par value $.01 per
     share (the "Common Stock"), of which 7,059,221 shares are outstanding;
     and
			            (ii) 2,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock") of which 400 shares of Series B Preferred
     Stock, par value $1.00 per share (the "Series B Preferred Stock"), are

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     outstanding.  All of the outstanding shares of Common Stock and Series B
     Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

    	As of December 30, 1994 all 400 shares of Universal's issued and outstanding Series A Preferred Stock, par value $1.00 per share (the "Series A
Preferred Stock") were redeemed, by payment of $4 million in cash and issuance of a $1,000,000 convertible debenture.  On February 12, 1995, $106,496 of the debenture was paid in cash and the balance was converted to an aggregate of
671,807 shares of the Common Stock in accordance with its terms.
	    Immediately following the Closing there will be outstanding:
			            (i) 7,059,221 shares of Common Stock, increased by any Common
     Stock issued between the date hereof and the date of Closing as a result of the exercise of Universal's outstanding stock options and warrants listed and described on Schedule 5.3(a), and its Agent Stock Purchase
     Plan;
			            (ii) 400 shares of Series B Preferred Stock; and
     			       (iii) up to 100,000 shares of Series C Preferred Stock,
     consisting of the Stock and the Additional Stock.
    	Except:
			            (i) for the outstanding shares of Series B Preferred Stock;
			            (ii) for the Pioneer Purchase Agreement; and
     			       (iii) as set forth in Schedule 5.3(b),
there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Universal or any
Subsidiary for the purchase or acquisition of any shares of capital stock of
Universal or of any Subsidiary of Universal or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.  Except for the provisions of Universal's Certificate of
Incorporation relating to redemption of the Series B Preferred Stock and the
Pioneer Purchase Agreement, neither Universal nor any Subsidiary is subject to

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any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of Universal or of any of its
Subsidiaries, or any convertible securities, rights or options of the type described in the preceding sentence.  Universal is not a party to, and does not have knowledge of, any agreement expressly restricting the transfer of any shares of the capital stock of Universal or any of its Subsidiaries, other than:
			            (i) restrictions on the transfer of 4,435,885 shares of the
     Common Stock which were issued without registration under the Securities
     Act and all of the Series B Preferred Stock, all of which are subject to the restriction that they may not be transferred in the absence of such registration, or an opinion of counsel that no such registration is required;
     			       (ii) as provided in the Shareholders Agreement among WAND,
     Barasch Associates Limited Partnership ("BALP"), Universal and others dated December 30, 1994; and
			            (iii) restrictions on the transfer of shares of common stock of Progressive contained in Commitment Agreements with the Superintendent of Insurance of the State of New York.
    	Schedule 5.3(c) sets forth the entire authorized capital stock and the total number of issued and outstanding shares of capital stock and the holders thereof of each of Universal's Subsidiaries.
     5.4  Financial Statements.
			            (a)  The audited consolidated balance sheets at December 31,
1995, 1994 and 1993 of Universal and its Subsidiaries and the related consolidated statements of operations, stockholders' equity and cash flows and for each of the years then ended, including the related notes to consolidated financial statements and auditors' reports thereon (the "Consolidated Financial
Statements") provided to Purchaser prior to the date hereof:
     		       	(i)  are complete and, to Universal's knowledge, correct in
     all material respects and are consistent with the books and records of

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     Universal and its Subsidiaries (which books and records are complete and, to Universal's knowledge, accurate in all material respects);
			            (ii) present fairly on a GAAP basis the consolidated
     financial condition of Universal at the dates thereof and present fairly the results of operations and cash flows for each of the years then ended; and
			            (iii) have been prepared in conformity with generally
     accepted accounting principles ("GAAP") applied consistently with respect to the immediately preceding fiscal year period except as set forth in the notes to the Consolidated Financial Statements or in the auditors'
     reports thereon.
			            (b)  The unaudited consolidated balance sheets at March 31,
June 30, and September 30, 1996 of Universal and its Subsidiaries and the
related consolidated statements of operations and cash flows for the three, six and nine months then ended (such March, June and September Balance Sheets and related consolidated statements, collectively, the "Interim Financial
Statements"):
       		     	(i)  are complete and, to Universal's knowledge, correct in
     all material respects and are consistent with the books and records of
     Universal and its Subsidiaries (which books and records are complete and, to Universal's knowledge, accurate in all material respects);
			            (ii) present fairly on a GAAP basis, in all material
     respects, the financial condition of Universal at their respective dates, and present fairly its consolidated results of operations and cash flows for the three, six or nine months then ended; and
     			       (iii) have been prepared in conformity with GAAP, applied
     consistently with the Consolidated Financial Statements, subject to normal year-end adjustments.
			            (c) Universal has previously delivered or made available to the Purchaser a true and complete copy of the annual statements filed by each of the Insurance Company Subsidiaries prepared in accordance with SAP (as

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hereinafter defined), together with all notes, exhibits and schedules thereto for the years ended December 31, 1995, 1994 and 1993 (the "Annual Statements").
Since January 1, 1996, each Insurance Company Subsidiary has timely filed with all applicable state insurance regulatory authorities each annual statement and each quarterly statement required to be filed by it, except to the extent that any untimely filing or failure to file would not, individually or in the aggregate, have a Material Adverse Effect on Universal.  Universal has furnished or made available to the Purchaser true and complete copies of each quarterly statement filed by each of the Insurance Company Subsidiaries pursuant to the insurance laws and regulations of its domiciliary state, together with all notes, exhibits and schedules thereto, for periods subsequent to December 31, 1995 and (if required to be filed prior to the date hereof)
prior to the date hereof (the "Quarterly Statements").  Each of the Annual
Statements and Quarterly Statements (collectively, the "Statutory Statements"):
  			          (i) was prepared, in all material respects, in accordance
     with SAP, subject, in the case of the Quarterly Statements, to normal year-end adjustments; and
     		       	(ii) in the case of the Annual Statements, presents fairly on an SAP, in all material respects, the financial condition of the respective Insurance Company Subsidiary as of the date of the balance sheet contained therein and, in the case of the Quarterly Statements, presents fairly on an SAP basis, in all material respects, its results of operation and cash flows for the period to which such Quarterly Statement relates, consistent with the Statutory Statement filed with respect to the immediately preceding fiscal year, except as otherwise expressly noted therein and except for any changes required by the domiciliary state's insurance laws and regulations or SAP.
As used in the Agreement, "SAP" means the accounting procedures and practices prescribed or permitted from time to time by the National Association of
Insurance Commissioners and adopted or promulgated by the insurance regulatory authorities of the domiciliary states.

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    	5.5  SEC Reports.  Universal has filed all reports, statements, forms and documents with the SEC that it was required to file since December 31, 1992
(the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), except as set forth in
Schedule 5.5.  As of their respective dates, each such report, statement, form or document, including without limitation any financial statement or schedule included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.  None of Universal's Subsidiaries is required to file any reports, forms or other documents with the SEC.
    	5.6  Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Universal, threatened, against
Universal or any of its Subsidiaries which questions the validity of this
Agreement or any action taken or to be taken pursuant hereto.  There is no material action, suit, claim, investigation or proceeding pending or, to the knowledge of Universal, threatened, against or involving Universal, any of its
Subsidiaries, any Employee Benefit Plan (as defined in Section 5.23) or any of their respective properties or assets, except policy claims in the ordinary course under insurance policies issued by its Subsidiaries and those suits and proceedings listed in Schedule 5.6.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Universal or any of its Subsidiaries, except the judgement entered in the Circuit Court of Jefferson County, Alabama, against Pioneer in Williamson v. American Pioneer Life Insurance Company (Civil
Action No.CV-89-9560), which judgement has been appealed from and has been fully bonded by funds provided by American Pioneer Holding Corporation, pursuant to an Escrow Agreement dated May 26, 1993, among American Pioneer
Holding Corporation, Universal and Levine & Geiger, P.A., as Escrowee.
	    5.7  Compliance with Law.  Except for any noncompliance which would not,

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individually or in the aggregate, have a Universal Material Adverse Effect, the business of Universal and each of its Subsidiaries has been and is presently being conducted so as to comply with all applicable federal, state and local governmental laws, rules, regulations and ordinances. Except to an extent which would not, individually or in the aggregate, have a Universal Material Adverse
Effect, Universal and each of its Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, and Universal and each of its Subsidiaries is in compliance therewith.
    	5.8  No Violations.  Neither Universal nor any of its Subsidiaries is:
			            (i) except for any violations or defaults which would not
     have, individually or in the aggregate, a Material Adverse Effect on
     Universal, in violation of, or default under, (x) any term of its respective Certificate of Incorporation or By-Laws, (y) any of its
     contracts or agreements, or (z) any instrument by which Universal or such
     Subsidiary is bound, any outstanding indenture or other debt instrument,
     or
			            (ii) in material default with respect to the payment of
     principal of or interest on any outstanding Indebtedness, except for any amounts which are being contested in good faith, for which adequate provision has been made on the applicable financial statements.
	    5.9  Taxes.
		        (a)  Tax Returns.  Universal has duly and timely filed, or caused to be filed, and until the Closing will duly and timely file, or cause to be filed, with the appropriate taxing authority all Tax Returns (as defined below)
required to be filed on or before the date hereof or by the Closing, as applicable, by or with respect to Universal and its Subsidiaries.
		        (b)  Payment or Provision.  Universal has paid or caused to be paid in full or has made adequate provision for on its balance sheet all material
Taxes shown to be due on such Tax Returns.  There are no liens for Taxes upon the assets of either Universal or the Subsidiaries except for statutory liens

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for current Taxes not yet due.
     	   	(c)  Examination of Tax Returns.  Except as set forth in
Schedule 5.9, all Tax Returns filed by or on behalf of Universal and its
Subsidiaries have been examined by the appropriate taxing authorities or the statute of limitations with respect to each such Tax Return has expired.
		        (d)  Notice of Deficiency or Assessments.  Except as set forth in
Schedule 5.9, hereto, Universal has not received any notice of deficiency or assessment from any taxing authority with respect to liabilities or obligations for Taxes with respect to Universal which has not been fully paid or finally settled, and any such deficiency or assessment shown in Schedule 5.9 hereto is being contested in good faith through appropriate proceedings. Universal and its Subsidiaries have not given any outstanding waivers or comparable consents extending the application of the statute of limitations with respect to any
Taxes or Tax Returns with respect to Universal or any of its Subsidiaries.
		        (e)  Payroll and Withholding Taxes.  Universal and its Subsidiaries
have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of payroll and employment taxes and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material payroll and employment taxes required to be so withheld and paid over.
         	(f)  Audits.  No audit or other administrative proceeding or court proceeding which is material to the financial condition of Universal or any of its Subsidiaries is presently pending with regard to any Taxes or Tax Returns of Universal or its Subsidiaries.
	    5.10  Status of Stock and Common Stock Upon Issuance.  The shares of
Stock to be issued at the Closing have been duly authorized by all necessary corporate action on the part of Universal, subject to the adoption of the
Certificate of Amendment provided for in Section 10 below.  When issued and paid for as provided in this Agreement, the Stock will be validly issued and outstanding, fully paid and nonassessable, and the issuance of the Stock is not and will not be subject to preemptive rights of any other stockholder of

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Universal.  The shares of Common Stock to be issued upon conversion of the
Stock have been duly authorized by all necessary corporate action on the part of Universal and, subject to the adoption of the Certificate of Amendment provided for in Section 10 below, as of the Closing, will be duly reserved for issuance. When the shares of Common Stock are issued upon conversion of the Stock, such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such shares will not be subject to preemptive rights of any other stockholder of Universal.
    	5.11 Approvals Required. No authorization, approval, order or other consent by any court or governmental authority is required in connection with the execution, delivery and performance of this Agreement by Universal or the consummation of the transaction contemplated hereby, other than as set forth in
Article 3 above, and Universal does not know of any facts about itself or its Subsidiaries which would reasonably lead it not to expect that any Regulatory Approvals which may be required will be obtained.
	    5.12 Agreements. Attached as Schedule 5.12 is a list which includes each agreement or instrument (including any and all amendments thereto) to which Universal and its Subsidiaries is a party as of the date hereof and which is or, immediately following the consummation of the transactions contemplated by this Agreement, will be, material to the business, condition or results of operations of Universal, on a consolidated basis. Each agreement and instrument listed therein is in full force and effect and constitutes a legal, valid and binding obligation of Universal or the relevant Subsidiary. Neither Universal nor the relevant Subsidiary has received any notice that it is materially in default or breach of (with or without the giving of notice or the passage of time) any such material agreement or instrument and no such party has any knowledge of any event or circumstance that could reasonably be expected to give rise to such a default or breach. To Universal's knowledge, no other person is materially in default or in breach of (with or without the giving of notice or the passage of time) of any such agreement or instrument.
    	5.13  Information Furnished.  Universal has provided to the Purchaser,

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prior to the date hereof, true, complete and accurate copies of the following:
               (i)  Universal's reports to the SEC on Form 10-K as of
     December 31, 1993, 1994 and 1995, its quarterly report to the SEC on Form
     10-Q as of March 31, 1996, June 30, 1996, and September 30, 1996, and the
     Proxy Statements and shareholder's report it distributed to shareholders in 1994, 1995 and 1996.  Universal agrees to furnish Purchaser promptly with a copy of any Forms 8-K or 10-Q which are filed prior to the
     Closing, and any amendment to any documents previously filed by Universal with the SEC;
			            (ii) the Annual and Quarterly Statements of Progressive and
     Pioneer to their respective domiciliary Insurance Departments for the year ended December 31, 1995 and the quarters ended March 31, 1996, June
     30, 1996 and September 30, 1996.  (Universal agrees to furnish Purchaser with a copy of any Annual Statement or Quarterly Statement to such domiciliary state which is filed prior to the Closing, and any amendment to any Annual or Quarterly Statements previously filed by an Insurance
     Company Subsidiary with such Insurance Departments.)
			            (iii) Universal's 1996 Business Plan, dated June, 1996,
     including the projections prepared as part thereof, which projections were prepared in good faith based on the assumptions set forth therein, which management believed were and continues to believe are reasonable.
     Such projections are forward looking statements within the meaning of '
     27A of the Securities Act.  Purchaser has been cautioned that actual results may differ materially from those contained in such statements for the reasons set forth in Schedule 5.13.
	    5.14  Private Offering.  Assuming the accuracy of the Purchaser's representations set forth in Sections 4.3 and 4.5 herein, the offer and sale of the Stock hereunder is exempt from the registration and prospectus delivery requirement of the Securities Act.  Neither Universal nor any person acting on behalf of it has taken or will take any action which would subject the offering and issuance of any of such securities to the provisions of Section 5 of the

Securities Act or to the registration or prospectus provisions of any securities law, rule or regulation of any applicable jurisdiction as a result of the sale hereunder.
    	5.15  Transaction Not a Breach.  Neither the execution and delivery of this Agreement, the Shareholders Agreement or the issuance of the Stock (or the
Common Stock into which the Stock is convertible) by Universal nor the performance by it of the transactions contemplated hereby or thereby will:
		        (a)  violate or conflict with or result in a breach of any provision of any applicable law, statute, rule, regulation, order, permit, judgment, ruling, injunction, decree or other decision of any court or other tribunal or any governmental entity or agency binding on Universal, any of its
Subsidiaries or any of their respective properties, or conflict with or result in the breach of any of the terms, conditions or provisions thereof;
	        	(b)  constitute a default under the organizational documents of
Universal or any of its Subsidiaries, or of any of the agreements or instruments listed or required to be listed on Schedule 5.12 or the Reinsurance
Treaties (as defined in Section 5.19) listed or required to be listed or
Schedule 5.19;
        		(c)  constitute an event which would permit any party to terminate, or accelerate the maturity of any Indebtedness or other obligation for borrowed money under, any agreements or instruments listed or required to be listed on
Schedule 5.12 or the Reinsurance Treaties listed or required to be listed on
Schedule 5.19; or
		        (d)  result in the creation or imposition of any lien, encumbrance, charge or other restriction upon Universal's or any of its Subsidiaries'
capital stock or assets.
     5.16  Conduct in Ordinary Course.  Except as set forth on Schedule 5.16, since December 31, 1995, Universal and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee, policyholder or producer relations or business of
Universal or any of its Subsidiaries.  Without limitation of the foregoing and except as set forth on Schedule 5.16, since December 31, 1995, neither
Universal nor any of its Subsidiaries has:
   	      (a)  sold, assigned or transferred any material part of the assets of its business, (except for sales of investments, reinsurance or other insurance activity in the ordinary course of business) or mortgaged, pledged or subjected them to any lien, encumbrance, charge or other restriction;
	        	(b)  sold, assigned, transferred, abandoned or permitted to lapse any material licenses or permits or any material Proprietary Rights or other intangible assets, or disclosed any material proprietary confidential information to any person (except in the ordinary course of business or subject to confidentiality agreements), granted any license or sublicense of any rights under or with respect to any Proprietary Rights or waived any other rights of material value except for such sales, assignments, transfers, abandonments, lapses, licenses, sublicenses, disclosures or waivers which, individually or in the aggregate, would not be likely to have a Material Adverse Effect on
Universal;
	        	(c)  made or granted any material increase in, or amended or terminated, any existing Employee Benefit Plan or adopted any new Employee
Benefit Plan, or entered into any new collective bargaining agreement;
	        	(d)  conducted its cash management customs and practices (including the timing of collection of receivables and payment of payables and other current liabilities) and maintained its books and records other than in the usual and ordinary course of business consistent with past custom and practice;
		        (e)  made any loans or advances to, or guarantees for the benefit of, or entered into any transaction with any agent, broker or production source, employee, officer or director other than in the ordinary course of business;
		        (f)  suffered any extraordinary loss, damage, destruction or casualty loss to its business, whether or not covered by insurance and whether or not in the ordinary course of business;
		        (g)  received notification that any material production source, reinsurer or policyholder will stop or decrease in any material respect the rate of business done with Universal or any of its Subsidiaries which has had or is likely to have a Material Adverse Effect on Universal;
	        	(h)  received notification that any reinsurer will increase rates, decrease limits, reduce ceding commissions or change coinsurance percentages with respect to the terms and rating structure of any reinsurance or coinsurance agreements with Universal or any of its Subsidiaries, which has had or is likely to have a Material Adverse Effect on Universal;
	        	(i)  declared, set aside or paid any dividend or distribution of cash or other property to any shareholder (in its capacity as such) or purchased, redeemed or otherwise acquired any shares of its capital stock, or made any other payments to any shareholder (in its capacity as such);
	        	(j)  amended or authorized the amendment of its organizational documents, other than the change of name from Universal Holding Corp. to
Universal American Financial Corp.;
	        	(k)  entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice;
	        	(l)  issued any notes, bonds or other debt securities, or any equity securities, or any securities (debt or equity) convertible into, exchangeable for or exercisable for any equity securities (except as described in Section 5.3);
	        	(m)  made any substantial change in the nature of its investment portfolio; or
	        	(n)  committed to do any of the foregoing.
	    5.17	Absence of Undisclosed Liabilities.  All liabilities of which
Universal has knowledge on the date hereof and on the closing date which, if matured, would have a Material Adverse Effect on Universal (whether or not contingent, whether or not for a liquidated amount, and whether or not such effect is viewed as being remote) have either been (i) provided for or disclosed in the Consolidated Financial Statements or (ii) are listed in
Schedule 5.17.
    	5.18	Reserves.  Without limiting the generality of Section 5.4, all information made available by Universal to the Purchaser with respect to the determination of the policy and contract reserves and other liabilities of each
Insurance Company Subsidiary is true, correct and complete in all material respects.  The policy and contract reserve and liability amounts presented in each of the Annual Statements (i) are, as of their respective dates, computed in accordance with commonly accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles; (ii) are based on actuarial assumptions which are in accordance with or more conservative than those typically applied by the actuarial profession for similar lines of business; and (iii) meet the adequacy and other requirements of the insurance laws of the applicable states in all material respects.
    	5.19	Reinsurance Treaties and Agreements.  Schedule 5.19 hereto contains a list of all reinsurance treaties or agreements (including facultative agreements) whereby either Insurance Company Subsidiary has ceded any liability or potential liability relating to any insurance policy and under which such
Insurance Company Subsidiary may recover with respect to currently pending or future claims submitted to it ("Reinsurance Treaties").  True and complete copies of all Reinsurance Treaties, as amended to date, have been provided to the Purchaser.  All Reinsurance Treaties are in full force and effect and are enforceable in accordance with their terms.  Neither Insurance Company
Subsidiary nor any other party to the Reinsurance Treaties is in default or alleged to be in default under the terms of thereof, and there exists no condition which, after notice or lapse of time or both, would constitute a default thereunder.  Each Insurance Company Subsidiary has given all notice required under the Reinsurance Treaties with respect to claims submitted to such Insurance Company Subsidiary.  Except as provided for in the Consolidated
Financial Statements, or as disclosed in Schedule 5.19 hereto, all reinsurance represented by the Reinsurance Treaties is fully and absolutely collectible and represents an admitted asset or a contra-liability of the applicable Insurance
Company Subsidiary.  Except as disclosed in Schedule 5.19, neither Universal nor either Insurance Company Subsidiary believes or has notice that any party to any of the Reinsurance Treaties will be unable or unwilling to meet its contractual obligations thereunder.  Except as specifically indicated in
Schedule 5.19, no consent from any assuming reinsurer under any of the
Reinsurance Treaties is required in order for Universal to validly and effectively sell the Stock to the Purchaser as provided hereunder.  The consummation of the transactions which are to take place at the Closing will not affect either Insurance Company Subsidiary's rights under the Reinsurance
Treaties or result in the cancellation or termination of any of the Reinsurance
Treaties.
    	5.20	No Illegal Payments.  Neither Universal nor any Subsidiary has made or committed to make any payments for illegal political contributions or made any bribes, kickback payments or other illegal payments.
    	5.21	Insurance Policies.  Schedule 5.21 is a correct and complete list and description, including policy numbers, of all self-insurance programs and insurance policies owned by Universal and the Subsidiaries, correct and complete copies of which policies have previously been delivered to the
Purchaser.  Such policies are in full force and effect, and neither Universal nor any Subsidiary is in default under any of them.  Neither Universal nor any
Subsidiary has received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies nor, to the knowledge of Universal, is there any basis for any such action.
Schedule 5.21 also contains a list of all pending claims with any insurance company and any instances within the previous three years of a denial of coverage of Universal or any Subsidiary by any insurance company.
    	5.22	Regulatory Authority of Insurance Company Subsidiaries.  Each
Insurance Company Subsidiary has all regulatory authority necessary to carry on its business as currently conducted.  The Purchaser previously has been provided with an accurate copy of each Insurance Company Subsidiary's current
Certificates of Authority from the applicable states.  Such Certificates of
Authority are valid and effective, and each Insurance Company Subsidiary currently has all of the authority specified in each of its Certificates of
Authority.  With respect to each Insurance Company Subsidiary, Schedule 5.22 hereto contains a list of all jurisdictions in which it is authorized or eligible to conduct its insurance business and/or maintains a valid and effective Certificate of Authority from the applicable insurance regulatory departments, indicating any date upon which such authority is subject to expiration without regulatory action.  All of the Insurance Company
Subsidiaries' Certificates of Authority provide for life, accident and health, and annuity authority.  With respect to each Insurance Company Subsidiary,
Schedule 5.22 contains a list of all jurisdictions in which applications for new or amended licenses, Certificates of Authority or other eligibility for it are pending, and a description of the current status of each.  Except as disclosed in Schedule 5.22, no Insurance Company Subsidiary (i) has had any
license, Certificate of Authority, eligibility or other governmental or regulatory authorization, approval or listing, or application therefor, denied, revoked, suspended or limited, (ii) has received any notice from any governmental or regulatory authority of any specific fact or condition which remains uncured and which, if left uncured, could result in the denial, revocation, suspension, limitation or non-renewal of any license, Certificate of Authority, eligibility, approval or listing or (iii) has received any notice, order or inquiry from any governmental or regulatory authority of any fact or condition relating to it which could have an Material Adverse Effect on such Insurance Company Subsidiary.  The information presented in Schedule 5.22 is a true, complete and accurate summary of all the information it purports to contain.
    	5.23	Employee Benefit Plans.  Except as set forth in Schedule 5.23, neither Universal nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension
Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit
Plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of Universal's or any Subsidiary's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan
(including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, which could give rise to or result in Universal or such Plan Affiliate having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due.  Correct and complete copies of all
Employee Benefit Plans previously have been furnished to the Purchasers.  The
Employee Benefit Plans are in substantial compliance with governing documents and agreements and with applicable laws.
    	5.24	Personnel Agreements, Plans and Arrangements.  Except as listed in
Schedule 5.24, neither Universal nor any Subsidiary is a party to or obligated in connection with its business with respect to any (a) outstanding contracts with current or former employees, agents, brokers, reinsurers, intermediaries, consultants, advisers, sales representatives, independent contractors, dealers or any other Person, under which it has paid, or expects to pay or accrue, in excess of $100,000 in 1996, other than contracts with general agents or marketing organizations and reinsurance premiums and other reinsurance charges paid or accrued under agreements listed in Schedule 5.19 or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement, correct and complete copies of which previously have been furnished to the
Purchasers.  Except as set forth in Schedule 5.24, no strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred or is pending or, to the knowledge of Universal, threatened against Universal or any Subsidiary, nor does Universal know any basis for any such allegation, charge, or complaint.
To the knowledge of Universal, Universal and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.  Except as set forth in Schedule 5.24, there are no administrative charges or court complaints pending or, to the knowledge of Universal, threatened against Universal or any Subsidiary before the U.S. Equal Employment
Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.
	    5.25	Affiliate Transaction.  Schedule 5.25 sets forth the parties to and the date, nature and amount of each transaction involving the transfer of any cash, property or rights to or from Universal or any Subsidiary from, to or for the benefit of any Affiliate or former Affiliate of Universal or any
Subsidiary, except for transactions between Universal and one or more wholly-
owned Subsidiaries, or among two or more wholly-owned Subsidiaries ("Affiliate
Transactions") during the period commencing January 1, 1992 through the date hereof and any existing commitments of Universal or any Subsidiary to engage in the future in any Affiliate Transactions except for transactions between
Universal and one or more wholly-owned Subsidiaries, or among two or more wholly-owned Subsidiaries.  Each Affiliate Transaction was effected on terms no less favorable to Universal or any Subsidiary than those which would have been established in an arms-length negotiation, except as disclosed on Schedule
5.25.

     5.26	Production Sources.  Except as set forth on Schedule 5.26, neither
Universal nor any Subsidiary has ever treated any of its independent producers, agents or brokers ("Production Sources") as an employee for any period and has never been required to file any federal tax returns for any of the Production
Sources.  Furthermore, Universal represents and warrants that the information provided to the Purchasers relating to the relationship between Universal, the
Subsidiaries and the Production Sources set forth on Schedule 5.26 is complete and accurate in all respects.
	    5.27	Interest in Production Sources, etc.  Except as set forth in
Schedule 5.27, neither Universal nor any of its Affiliates has any direct or indirect interest in any of Universal's or any Subsidiary's competitors, production sources, reinsurance intermediaries, reinsurers or policyholders or in any Person from whom or to whom Universal or any of its Affiliates leases any real or personal property, or in any other Person with whom Universal or any of its Affiliates has any business relationship.
    	5.28	No Misrepresentation.  None of the representations and warranties of Universal set forth in this Agreement, in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the Purchasers as contemplated by any provision hereof
(including, without limitation, the Shareholders Agreement), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  To the knowledge of Universal, there is no material fact which has not been disclosed to the Purchasers which materially adversely affects or could reasonably be anticipated to materially adversely affect its business or Universal's ability to consummate the transactions contemplated hereby.
    	5.29	AmeriFirst Insurance Company.  Pioneer has acquired all of the issued and outstanding shares of AmeriFirst Insurance Company ("AmeriFirst")
from First National Life Insurance Company, and Pioneer owns all such shares free and clear of all liens, encumbrances, charges, restrictions and adverse claims.  AmeriFirst had no business in force at the time of such acquisition, has no business in force currently and will have no business in force as of the
Closing.  To Universal's knowledge, AmeriFirst has no material liabilities.

6.  Pre-Closing Covenants.  During the period from the date of this Agreement and continuing until the Closing, each of the parties hereto respectively agrees that:
	    6.1	No Transfer or Inconsistent Action.  Universal and its Subsidiaries
shall not sell, transfer or otherwise dispose of or in any way encumber any shares of its capital stock or take any action inconsistent with the approval and consummation of this Agreement or the Shareholders Agreement or the transactions contemplated hereby and thereby.
    	6.2	Conduct of Business in Ordinary Course.  Universal and its
Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, keep available the services of their present officers and employees and preserve their relationships with policyholders, producers, reinsurers and others having business dealings with them, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing.
	    6.3	No Breach of Representations, Warranties or Covenants.  No party hereto shall undertake any action or fail to take any action that will result in a breach of the representations, warranties and covenants hereto made by such party.
	    6.4	No Solicitations.  No party hereto shall, nor shall any of them authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by any of them to solicit, initiate or encourage
(including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Universal or any Subsidiary, or any proposal or offer to acquire in any manner a material equity interest in, or a material portion of the assets of, Universal or any
Subsidiary, other than the transactions contemplated by this Agreement or agree to or endorse any such proposal, or engage in any negotiations or discussions with any person relating to any such proposal.  Each party shall promptly advise the other parties orally and in writing of any inquiries regarding, or offers of, any such proposal.  This section shall not be breached by any action taken by an officer or director of Universal or its Subsidiaries which such person reasonably believed he or she was required to take to perform his or her legal fiduciary duty.
	    6.5	Advise of Changes; Filings.  The parties hereto shall promptly advise one another orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Universal Material
Adverse Effect.  The parties shall promptly make available copies of all filings made with any state, federal or local governmental entity in connection with this Agreement and the transactions contemplated hereby.

7.  Conditions of the Purchaser's Obligation to Close.   Unless waived in
writing by the Purchaser, the obligations of the Purchaser to consummate the transactions provided for in this Agreement shall be subject to satisfaction of each of the following conditions of this Article 7.
    	7.1  Representations.   All the representations of Universal contained in
this Agreement or given in any certificate delivered in connection therewith shall have been true and correct when made and shall be true and correct on and as of the Closing as if then made or given.
    	7.2 Additional Subscriptions. The Barasch Interests shall have purchased not less than 10,000 shares of the Additional Stock.
    	7.3  Covenants.   Universal shall have performed and observed all of its
covenants, agreements and obligations contained in this Agreement required to be performed or observed as of the Closing.
    	7.4 Delivery of Stock. Universal shall have delivered to the Purchaser stock certificates evidencing the Stock, registered in Purchaser's name, or the name of its nominee, fully paid and non-assessable, free and clear of all liens, encumbrances, charges and restrictions (except the restriction on transfer as set forth above) and adverse claims.
    	7.5 Shareholders Agreements. Universal shall have executed the Shareholders Agreement provided for in Section 11 below.
    	7.6 Board Representation. One person designated in writing by the Purchaser pursuant to the terms of the Shareholders Agreement, shall have been elected to the Board of Directors of Universal.
    	7.7 Other Documents. Universal shall have delivered all such certificates, releases, assurances and other instruments and documents as the Purchaser may reasonably request for the purpose of verifying satisfaction of the representations and covenants of Universal contained in this Agreement, verifying the satisfaction of other conditions precedent to the Purchaser's obligations hereunder or carrying out the transactions contemplated by this Agreement.
	    7.8 Regulatory Approvals. The Regulatory Approvals shall have been obtained in accordance with Article 3 above, to the extent required by the applicable insurance code.
    	7.9 Material Adverse Change. Since December 31, 1995, there has not been, with respect to Universal or any of its Subsidiaries, any material adverse change in its business, condition or results of operations.
    	7.10 Certificate. The Purchaser shall have received a certificate from the President of Universal certifying to the matters set forth in Sections 7.1 through 7.9.
    	7.11 Opinion of Counsel. The Purchaser shall have received an opinion from Harnett Lesnick & Ripps P.A., counsel to Universal, dated the date of the Closing, in form and substance reasonably acceptable to Purchaser.

8.  Conditions of Universal's Obligation to Close.  Unless waived in writing by
Universal, the obligations of Universal to consummate the transactions provided for in this Agreement shall be subject to satisfaction of the conditions set forth in this Article 8.
    	8.1 Representations.  All the representations of the Purchaser contained in this Agreement or given in any certificate delivered therewith shall have been true and correct when made and shall be true and correct on and as of the
Closing as if then made or given.
    	8.2 Covenants.  The Purchaser shall have performed and observed all of its covenants, agreements and obligations contained in this Agreement required to be performed and observed as of the Closing.
    	8.3 Payment of Consideration.  The Purchaser shall have paid and delivered the funds required to be paid by Article 1, with such funds being paid in certified New York Clearing House funds, or wire transfer.
    	8.4 Regulatory Approvals. The Regulatory Approvals shall have been obtained in accordance with Article 3 above, to the extent required by the applicable insurance code.
	    8.5 Further Certifications.   Universal shall have received a certificate
from the general partner of the Purchaser certifying on behalf of the Purchaser as to the matters set forth in Sections 8.1 through 8.4, above.
    	8.6 Board Approval.	  Universal shall have obtained the approval of
its Board of Directors to the transactions contemplated hereby.
    	8.7 Other Documents.   Universal shall have received all such
certificates, releases, assurances and other instruments and documents as
Universal may reasonably request for the purpose of verifying the representations and warranties of the Purchaser contained in this Agreement, verifying the satisfaction of the other conditions precedent to its obligations hereunder or carrying out the transactions contemplated by this Agreement.

9.  Expenses.  Each party shall bear its own expenses in negotiating and consummating this transaction, except as specified in Article 3 and except that:
	        	(a)  Upon the Closing of this Agreement, Universal shall pay to

Katten, Muchin & Zavis, its reasonable fee for its services in representing
Purchaser and any Additional Purchaser, and its disbursements incurred in connection therewith, not to exceed $75,000 in total, which shall include the fees and disbursements referred to in Article 3.
	        	(b)  Upon the Closing of this Agreement, Universal shall pay
Purchaser a fee of 4% of the consideration received by Universal for the Stock and Additional Stock sold and paid for pursuant to Sections 1.1 and 1.2(a), for its services in structuring and performing due diligence hereunder.

10. Amendment to Restated Certificate of Incorporation. Prior to the Closing, Universal shall adopt and file an amendment to its Restated Certificate of Incorporation, in the form annexed as Exhibit 10, setting forth the terms of the Series C Preferred Stock; provided, however, that Purchaser may elect to require that such form be reasonably revised solely for the purpose of establishing two subseries of Series C Preferred Stock, identical in all respects except that one subseries would be voting and the other subseries would be non-voting.

11. Shareholders Agreement. At the Closing, Universal and Purchaser shall execute and deliver the Shareholders Agreement substantially in the form and context annexed hereto as Exhibit 11; provided, however, that no revision to the form of Shareholders Agreement annexed hereto shall substantially impair Universal's, BALP's or Richard A. Barasch's substantive rights thereunder.

12. Time and Place of Closing. The closing of the transaction provided for in this Agreement (the "Closing") shall take place at the offices of Katten, Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, at
10:00 a.m. on or before the eleventh business day after the Regulatory Approvals are obtained as provided in Article 3 above, provided that if all other conditions to the Closing have been not met or waived by that time, the Closing shall be deferred until the eleventh business day after the last such condition has been met or waived.

13. Indemnification.
	   ----------------
     13.1 General.
		        (a)  Universal's Indemnity.  Universal agrees to indemnify and save harmless the Purchaser (and its partners and their respective directors, officers, partners, stockholders, Affiliates, representatives, agents, employees, advisors, successors and assigns) and any partners in the Purchaser to which the Stock or the Common Stock into which it is convertible is transferred from and against any Loss incurred by the Purchaser as a result of any breach of the representations, warranties or covenants made by Universal herein or in the Shareholders Agreement.
		        (b)  Purchaser's Indemnity.  The Purchaser agrees to indemnify and save harmless Universal (and its directors, officers, representatives, advisors, agents, employers, successors and assigns) from and against any Loss incurred by Universal as a result of any breach of the representations, warranties or covenants made by the Purchaser herein or in the Shareholders
Agreement.  Notwithstanding the foregoing, no party shall be entitled to indemnification hereunder until the aggregate amount of such party's Losses exceed $100,000, provided that then all such Losses shall be indemnified.
    	13.2  Indemnification Procedure.  Any party entitled to indemnification under this Article 13 (an "indemnified party") will give written notice to the party from which indemnification is sought (the "indemnifying party") of any claim with respect to which it seeks indemnification within fifteen (15) days of learning of such claim; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 13 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, in good faith, defend, settle or otherwise compromise or pay such action or claim without prior consent of the indemnifying party and the indemnifying party will be liable for all costs, expenses, settlement amounts or other losses paid or incurred in connection therewith.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.  To the extent not prejudicial to the interests of the indemnified party, the indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  Anything in this Article 13 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes injunctive or other equitable relief against the indemnified party, which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.
The indemnification required by this Article 13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.  The indemnity agreements contained herein shall be in addition to:
            			(i) any cause of action or similar right of the indemnified
party against the indemnifying party or others, and
			            (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
    	13.3  Contribution.  If any indemnity provided for in this Article 13 is not available solely because it is found to be contrary to public policy or otherwise unlawful, then the indemnifying party and the indemnified party shall contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits and any other relevant equitable considerations.
    	13.4  Survival of Indemnities.  The indemnities provided in this Article
13 shall survive indefinitely; provided that the representations and warranties made by the parties in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Closing until the second anniversary of the Closing.

    	13.5. Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the matters presented in connection herewith, by Universal or the Purchaser:
        		(a)  [intentionally omitted];
		        (b)  by mutual consent;
	        	(c)  by the Purchaser (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Universal set forth in this Agreement, which breach has not been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 30 days following receipt by the breaching party of notice of such breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the sale of the
Stock shall have become final and non-appealable;
	        	(d)  by Universal (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, which breach has not been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 30 days following receipt by the breaching party of notice of such breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the sale of the
Stock shall have become final or nonappealable; or
	        	(e)  by either of the Purchaser or Universal if the Closing shall not have been consummated on or before March 31, 1997, or if the Purchaser shall not have successfully obtained the Regulatory Approvals; provided that the right to terminate this Agreement under this Section 13.5(e) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the
Closing to occur on or before such date.
    	13.6	Effect of Termination.  The parties hereto agree that if this
Agreement is terminated by Universal (other than pursuant to Section 13.5(d)(i)
or Section 13.5(d)(ii), if the injunction or the order is based on facts relating to the Purchaser, or Section 13.5(e) above) or by the Purchaser pursuant to Section 13.5(c)(i), the Purchaser believes that it is impossible to accurately determine the amount of damages it would incur by virtue of such termination, and consequently Universal shall, within three business days following notification of such a termination, pay to the Purchaser $200,000 as liquidated damages, and the obligations of the parties pursuant to this

Agreement shall then cease.

14. Certain Definitions. As used herein, the following terms shall have the following meanings:
    	"Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise. All of Universal's executive officers, 10% shareholders, directors, Subsidiaries, joint ventures and partners shall be deemed to be Affiliates of Universal for purposes of this Agreement.
    	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
    	"Indebtedness" means at a particular time, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (d) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.
    	"Insurance Company Subsidiaries" shall mean Progressive and Pioneer. "Loss" means any and all losses, liabilities, deficiencies, costs, damages, obligations, judgments, suits, claims, disbursements and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, charges and disbursements).
    	"Material Adverse Effect" means a material adverse effect on the business, operations, assets or financial condition of a Person taken as a whole.
    	"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
    	"Plan Affiliate" means any Person with whom Universal or a Subsidiary constitutes all or part of a controlled group (as defined) in the Internal Revenue Code of 1986, as amended.
    	"Proprietary Rights" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and franchisee, customer and supplier lists and related information and all other proprietary rights.
    	"Regulators" shall mean the Superintendent of Insurance of the State of New York (the "New York Superintendent"), the Insurance Commissioner of the
State of Florida, the Insurance Commissioner of the State of Indiana, and any other insurance regulatory authority having or asserting jurisdiction to disapprove the acquisition of control (as defined in the applicable insurance law) of either of the Insurance Company Subsidiaries.
    	"Regulatory Approval" shall mean a writing, in form and content satisfactory to both parties, issued by a Regulator either (i) confirming that upon acquisition of the Stock, Additional Stock and the Common Stock into which the Stock is convertible, none of Purchaser, the Alternate Purchaser (singly or in the aggregate) or the Purchaser and the Alternate Purchasers, collectively, will control the applicable Insurance Company Subsidiary or (ii) approving or non-disapproving such acquisition.
    	"Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by Universal either directly or indirectly through Subsidiaries; provided, however, that such term shall not include AmeriFirst Insurance Company.
    	"Tax Return" means any report, return or other information filed with any taxing authority with respect to Taxes imposed upon or attributable to the operations of Universal or its Subsidiaries.
    	"Taxes" means any and all taxes, charges, fees, levies or other like assessments (and all related interest, additions to tax and penalties), including, but not limited to, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), custom, duty, sales, premium, use, license, withholding, payroll, employment, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign taxing authority, whether computed on a unitary, combined or any other basis.
    	"Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

15. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally
                             37

(and receipted for) or by facsimile (provided receipt is acknowledged in writing), certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized overnight courier, as follows:
     If intended for the Purchaser to:

          		AAM Capital Partners, L.P.
	          	30 North LaSalle Street
	          	36th Floor
	           Chicago, Illinois  60602
          		Attn:  Richard A. Veed
	          	Fax No.:  (312) 263-1196

        With a copy of each notice intended for the Purchasers to:

          		Katten Muchin & Zavis
          		525 West Monroe Street
	          	Suite 1600
	          	Chicago, Illinois  60661
          		Attn:  Michael P. Goldman, Esq.
	          	Fax No.:  (312) 902-1061

    	If intended for Universal:

          		Universal Holding Corp.
          		Mt. Ebo Corporate Park
	          	Brewster, New York  10509-0023
		          Attn:  Richard A. Barasch
          		Fax No.:  (914) 278-4067

       	With a copy of each notice intended for Universal to:

          		Harnett Lesnick & Ripps P.A.
	          	150 East Palmetto Park Road
	          	Suite 500
	          	Boca Raton, Florida  33432-4831
	          	Attn:	Bertram Harnett, Esq. and
		               	Irving I. Lesnick, Esq.
	          	Fax No.:  (561) 368-4315

Any such notice shall be deemed effective when delivered. Any party may change the address to which notices intended for it shall be sent by a notice to the other party given in the manner specified in this Article 15.
16. Miscellaneous.
    --------------
    	16.1 Cooperation. The parties shall each use its or their best efforts to cooperate with each other and to take or cause to be taken all such actions and do or cause to be done all such things as may be necessary or advisable and lawful and proper under all applicable laws to implement and make effective the issuance of the Stock contemplated by this Agreement and to ensure that as of the Closing there will be no material, corporate, legal or contractual restriction which would prohibit the issuance of the Stock contemplated by this Agreement or which would be contravened by such issuance of the Stock.
    	16.2 Public Announcements. Universal and Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.  Except as may be required by applicable law, Universal shall not disclose the identity of Purchaser in any such press release or other public statement without the prior written consent of Purchaser, which shall not unreasonably be withheld or delayed.
    	16.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
    	16.4 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party without the consent of the other party.
    	16.5 Parties in Interest. This Agreement shall inure only to the benefit of the parties, and their respective legal representatives, successors and (to the extent permitted) assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.
    	16.6 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof.
    	16.7 Amendments. This Agreement may be amended only by a writing signed by both parties, expressing an intent to amend it.
    	16.8 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of New
York applicable to contracts made and wholly to be performed in that state.
    	16.9	 Entire Agreement.  This Agreement supersedes all prior
negotiations and undertakings, including, without limitation, the Term Sheet, and expresses the entire agreement of the parties with respect to the subject matter.


                  	[THIS SPACE INTENTIONALLY LEFT BLANK.]

    	IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.
                                 UNIVERSAL AMERICAN FINANCIAL CORP.


                                 By:	__________________________________

                                    	Richard A. Barasch, President



                                 AAM CAPITAL PARTNERS, L.P.

                                 By:	AAM PARTNERS, L.P., general partner
                                 By:	AAM INVESTMENT BANKING GROUP, LTD.,
                                     general partner
                                 By:	VEED CORP., general partner


                                 By:	___________________________________
	                                Richard A. Veed, President

                        	STOCK PURCHASE AGREEMENT
                               	BETWEEN
                   	UNIVERSAL AMERICAN FINANCIAL CORP.
	                                 AND
	                       AAM CAPITAL PARTNERS, L.P.

	                           JANUARY 9, 1997


                          	TABLE OF CONTENTS

1.  Subscription and Use of Proceeds......................................	  1
     	1.1  Subscription...................................................	  1
     	1.2  Additional Stock...............................................	  2
		          (a)  Additional Stock Sold to Purchaser or its Designees......	  2
	          	(b)  Additional Stock Sold to Barasch Interests...............	  2
	          	(c)  Additional Stock Sold to WAND or its Designees...........	  2
     	1.3  Use of Proceeds................................................	  2

2.  Due Diligence.........................................................	  3
     	2.1  [Intentionally Omitted]........................................	  3
     	2.2  Access to Information and Records..............................   3
     	2.3  Confidentiality................................................	  3

3.  Regulatory Approvals..................................................	  4

4.  Purchaser's Representations...........................................	  5
     	4.1  Organization and Power.........................................	  5
     	4.2  Execution and Delivery of this Agreement.......................	  5
     	4.3  Eligibility of Purchaser.......................................	  6
     	4.4  Opportunity to Investigate.....................................	  6
     	4.5  Investment Intent..............................................	  6
     	4.6  Restriction on Transfer........................................	  6
     	4.7  Approvals Required.............................................	  7

5.  Universal's Representations...........................................	  7
     	5.1  Organization and Power.........................................	  7
     	5.2  Execution and Delivery of this Agreement.......................   8
     	5.3  Capitalization.................................................	  8
     	5.4  Financial Statements...........................................	 10
	     5.5  SEC Reports....................................................	 13
	     5.6  Actions Pending................................................	 13
     	5.7  Compliance with Law............................................	 14
     	5.8  No Violations..................................................	 14
     	5.9  Taxes..........................................................	 15
	          	(a)  Tax Returns..............................................	 15
	          	(b)  Payment or Provision.....................................  15
           	(c)  Examination of Tax Returns...............................	 15
          		(d)  Notice of Deficiency or Assessments......................	 15
	          	(e)  Payroll and Withholding Taxes............................	 16
		          (f)  Audits...................................................	 16
     	5.10 Status of Stock and Common Stock Upon Issuance.................	 16
      5.11 Approvals Required.............................................	 16
     	5.12 Agreements.....................................................	 17
     	5.13 Information Furnished..........................................	 17
     	5.14 Private Offering...............................................	 18
     	5.15 Transaction Not a Breach.......................................  18
     	5.16 Conduct in Ordinary Course.....................................	 19
     	5.17	Absence of Undisclosed Liabilities.............................	 22
	     5.18	Reserves.......................................................	 22
     	5.19	Reinsurance Treaties and Agreements............................	 22
     	5.20	No Illegal Payments............................................	 23

                                       (1)

     	5.21	Insurance Policies.............................................	 23
     	5.22	Regulatory Authority of Insurance Company Subsidiaries.........	 24
     	5.23	Employee Benefit Plans.........................................	 25
     	5.24	Personnel Agreements, Plans and Arrangements...................	 26
     	5.25	Affiliate Transaction..........................................	 26
     	5.26	Production Sources.............................................	 27
     	5.27	Interest in Production Sources, etc............................	 27
     	5.28	No Misrepresentation...........................................	 27
	     5.29	AmeriFirst Insurance Company...................................  28

6.  Pre-Closing Covenants.................................................	 28
     	6.1  No Transfer or Inconsistent Action.............................	 28
	     6.2  Conduct of Business in Ordinary Course.........................	 28
	     6.3  No Breach of Representations, Warranties or Covenants..........	 29
     	6.4  No Solicitations...............................................	 29
     	6.5  Advise of Changes; Filings.....................................	 29

7.  Conditions of the Purchaser's Obligation to Close.....................	 30
     	7.1  Representations................................................	 30
	     7.2  Additional Subscriptions.......................................	 30
     	7.3  Covenants......................................................	 30
     	7.4  Delivery of Stock..............................................	 30
     	7.5  Shareholders Agreements........................................	 30
     	7.6  Board Representation...........................................	 30
     	7.7  Other Documents................................................	 31
     	7.8  Regulatory Approvals...........................................	 31
     	7.9  Material Adverse Change........................................	 31
     	7.10 Certificate....................................................	 31
     	7.11 Opinion of Counsel.............................................  31

                                          (2)


8.  Conditions of Universal's Obligation to Close.........................	 31
     	8.1 Representations.................................................	 31
	     8.2 Covenants.......................................................	 32
	     8.3 Payment of Consideration........................................	 32
     	8.4 Regulatory Approvals............................................	 32
     	8.5 Further Certifications..........................................	 32
     	8.6 Board Approval..................................................	 32
     	8.7 Other Documents.................................................	 32

9.   Expenses.............................................................	 32

10.  Amendment to Restated Certificate of Incorporation...................	 33

11.  Shareholders Agreement...............................................	 33

12.  Time and Place of Closing............................................	 33

13.  Indemnification......................................................	 34
      	13.1 General.......................................................  34
		           (a)  Universal's Indemnity...................................	 34
           		(b)  Purchaser's Indemnity...................................	 34
      	13.2  Indemnification Procedure....................................	 34
      	13.3  Contribution.................................................	 36
	      13.4  Survival of Indemnities......................................	 36
      	13.5. Termination..................................................	 37
      	13.6	Effect of Termination.........................................	 38

14.  Certain Definitions..................................................	 38

15.  Notices..............................................................	 41

16.  Miscellaneous........................................................	 43
      	16.1  Cooperation..................................................	 43
	      16.2  Public Announcements.........................................	 43
      	16.3  Counterparts.................................................	 43
      	16.4  Assignment...................................................	 43
      	16.5  Parties in Interest..........................................	 43
      	16.6  Headings.....................................................	 44
     	 16.7  Amendments...................................................	 44
      	16.8  Governing Law................................................	 44
      	16.9  Entire Agreement.............................................  44

                                   (3)

[DESCRIPTION]     CERT OF AMEND ANNEXED TO EXHIBIT 10(G)

                                EXHIBIT 10

                      CERTIFICATE OF AMENDMENT OF THE

                  RESTATED CERTIFICATE OF INCORPORATION OF

                    UNIVERSAL AMERICAN FINANCIAL CORP.


              Under Section 805 of the Business Corporation Law



                                * * * * * *



WE, THE UNDERSIGNED, RICHARD A. BARASCH AND JOAN FERRARONE, being respectively the President and the Secretary of UNIVERSAL AMERICAN FINANCIAL CORP., hereby certify:


I. The name of the corporation is: UNIVERSAL AMERICAN FINANCIAL CORP. (the "Company").

II. The Certificate of Incorporation of said corporation was filed with the Department of State on the 31st day of August, 1981, under the name "Universal Holding Corp."

III. The Certificate of Incorporation is amended to set forth the designation, relative rights, preferences and limitations of 100,000 shares of the preferred stock authorized by Article Fourth (a)(ii) of the Certificate of Incorporation.
 To accomplish such amendment, a new Article XX is added to the Certificate of Incorporation, to read as follows:

XX.	DESIGNATIONS, PREFERENCES AND SPECIAL RIGHTS OF SERIES C PREFERRED STOCK

Designation, Amount and Rank. One Hundred Thousand (100,000) shares of a pre-ferred stock, $1.00 par value per share, shall constitute a series of such preferred stock designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The Series C Preferred Stock will be issued as one of two sub-series of preferred stock: Series C-1 Voting Preferred Stock (the "Series C-1 Preferred Stock") and Series C-2 Non-Voting Preferred Stock (the "Series C-2 Preferred Stock"), the number of shares of each such series to be determined by resolution of the Board of Directors of the Company. The respective rights and preferences of the Series C Preferred Stock, with respect to dividend rights, redemption rights and rights on liquidation, winding up and dissolution, shall be as set forth herein. The Series C Preferred Stock shall be issued pursuant to the following additional terms and conditions:

    	1.  Series C Convertible Preferred Stock.
	        	1.1.  Definitions.  As used herein, unless the context otherwise requires, the following terms have the following meanings:
            			1.1.1.  "Additional Shares of Common Stock" means all shares
(including treasury shares) of Common Stock issued or sold (or, pursuant to
Sections 1.7.2 or 1.7.3, deemed to be issued) by the Company after January 8,
1997, whether or not subsequently reacquired or retired by the Company other than (i) the issuance of shares upon conversion of the Series B Preferred
Stock; (ii) shares issued upon the exercise of the Common Stock Purchase
Warrants outstanding on January 8, 1997; (iii) shares to be issued to directors, employees, agents and others, pursuant to the Company's Incentive
Stock Option Plan for Employees, Stock Option Plan for Directors and Stock
Option Plan for Agents and Others, as in effect on January 8, 1997;  and (iv)
such additional number of shares, if any, as may become issuable upon the con-
version or exercise of any of the securities referred to in the foregoing clauses (i) through (iii) pursuant to the terms of the instruments governing such securities as in effect on the date of filing this Certificate of
Amendment.

		            	1.1.2.  "Adjusted Stated Value" shall mean the Stated Value, increased at the rate of 8% per annum from the date of original issuance of each share of Series C Preferred Stock, accruing daily, compounded annually.
The date on which the Company initially issues any share of Series C Preferred
Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series C Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share of Series C Preferred
Stock.
         		  	1.1.3.  "Affiliate" as applied to any Person means any other
Person directly or indirectly controlling, controlled by, or under common control with, that Person.  The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the voting stock (or in the case of a
Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting stock or other ownership interest, by contract or otherwise.  All of the Company's executive officers, 10% stockholders, directors, Subsidiaries, joint ventures and partners shall be deemed to be
Affiliates of the Company for purposes of this Agreement.
		            	1.1.4.  "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New
York are authorized by law or other governmental action to be closed.  Any reference to "days" (unless Business Days are specified) shall mean calendar days.

		            	1.1.5.  "Call Price" means the following price per share plus eight percent (8%) accrued on the Stated Value thereof from the original date of issuance of such Series C Preferred Stock through the applicable Redemption
Date, compounded annually.

                         	Redemption
                             Date          	   Price
                          ----------           -----

                          Prior to or on
                          December 31, 2000   	$150

                          After December 31,
                          2000               		$175

               1.1.6.  "Common Stock" means the Company's Common Stock, $.01 par value, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such
Common Stock, and all other stock of any class or classes (however designated)
of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference.
             		1.1.7.  "Conversion Event" shall mean (a) any public
offering, or public sale of securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Company to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended
(the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors (provided that such sale has been approved by the Company's Board of Directors or committee thereof, (c) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any Series C-2 Preferred Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (d) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Company's Board of Directors or a committee thereof).
		            	1.1.8.  "Conversion Price" means $2.375, subject to
adjustment from time to time pursuant to Section 1.7.
		            	1.1.9.  "Convertible Securities" means any evidences of
indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.
	            		1.1.10.  "Indebtedness" shall mean at a particular time,
without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii)
obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and
(iv) any unsatisfied obligation of any Person for "withdrawal liability" to a
"multiemployer plan" as such terms are defined under the Employee Retirement
Income Security Act of 1974, as amended.

               1.1.11.  "Junior Securities" means any of the Company's
equity securities other than the Series C Preferred Stock (including the Series
B Preferred Stock and the Common Stock) whether now outstanding or hereafter issued.
			            1.1.12.  "Liquidation" means liquidation, dissolution or
winding-up (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended).
		            	1.1.13.  "Options" means rights, options or warrants to
subscribe for, purchase or otherwise acquire either Additional Shares of Common
Stock or Convertible Securities.
		            	1.1.14.  "Organic Change" means any capital reorganization,
reclassification, consolidation, merger, lease, or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.
	            		1.1.15.  "Other Securities" means any stock (other than
Common Stock) and other securities of the Company or any other Person
(corporate or otherwise) which the holders of Series B Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of Series B Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.
			            1.1.16.  "Person" means an individual, a partnership, a
corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
		            	1.1.17.  "Regulated Stockholder" means any Series C Preferred
Stockholder that is subject to the provisions of Regulation Y of the Board of
Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).
			            1.1.18.  "Regulatory Problem" means any set of facts or
circumstances wherein it has been asserted by any governmental regulatory agency (or a Regulated Stockholder reasonably believes that there is a risk of such assertion) that such Regulated Stockholder is not entitled to acquire, own, hold or control, or exercise any significant right (including the right to vote) with respect to any securities of the Company or any subsidiary of the
Company.
		             1.1.19.  "Restricted Stock" means, with respect to any
Regulated Stockholder, any outstanding shares of stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares;
provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or when such shares are acquired by the
Company or any subsidiary of the Company; and provided, further, that the
Company shall have no responsibility for determining whether any outstanding shares of stock constitute Restricted Stock with respect to a particular
Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.
            			1.1.20.  "Series B Preferred Stock" means the Series B
Convertible Preferred Stock, $1.00 par value, of the Company created pursuant to a Certificate of Amendment filed December 21, 1994 with the Secretary of
State of the State of New York.
			            1.1.21.  "Stated Value" per share means, with respect to the
Series C Preferred Stock, One Hundred Dollars ($100) per share, as adjusted for any stock splits, stock combinations, stock dividends or reclassifications affecting the Series C Preferred Stock after the date of filing of this
Certificate of Amendment.
		            	1.1.22.  "Subsidiary" means any corporation of which the
shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

		            	1.1.23.  "Triggering Amount" means the following amount in
any 60-day period ending in the applicable calendar year:
                				    Triggering          Calendar
		 		                     Amount             	Year
                        ----------          --------

                      					$3.45	            	1999
				                      	$4.25	            	2000
			                      		$5.15	            	2001

in each case as adjusted for stock splits, stock combinations, stock dividends or reclassifications affecting the Common Stock after the date of filing of this Certificate of Amendment.  If the sixty (60) day period includes portions in two calendar years, the Triggering Amount applicable shall be the average of the figures shown above for the two years, weighted to reflect in number the days in each year included such sixty (60) day period.
            			1.1.24.  "Triggering Bid Price" means that the average of the high and low bid price reported on (i) the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or
(ii) if not so listed or admitted, the NASD automated quotation system, on those days on which a bid price was so reported during each period of sixty
(60) consecutive calendar days between January 1, 1999 and December 31, 2001.
		            	1.1.25.  "Triggering Event" means the consummation of a
public offering pursuant to an effective registration statement under the
Securities Act of 1933, as amended, covering the offering and sale of shares of
Common Stock or of securities convertible into Common Stock (i) in which the aggregate proceeds to the Company exceed $10,000,000 and (ii) in which the price per share at which the Common Stock is initially offered to the public equals or exceeds $3.45 per share or the other securities are initially offered to the public with a conversion price of $3.45 or more per share (in each case as adjusted for stock splits, stock combinations, stock dividends or reclassifications affecting the Common Stock after the date of filing of this
Certificate of Amendment).
	        	1.2.  Dividends.  The Company shall not, without the prior written consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding, pay or declare any dividend or distribution on any Junior
Securities (other than on Common Stock, and on Series B Preferred Stock to the extent of participation in dividends declared on the Common Stock).  In the event that the Company declares a dividend or distribution on the Common Stock, the holders of the Series C Preferred Stock and the holders of the Series B
Preferred Stock and the Common Stock shall share pro rata (based, in the case of holders of Series C and Series B Preferred Stock, on the number of shares of
Common Stock which each holder of Series C and Series B Preferred Stock would be entitled to receive upon conversion of its Series C and Series B Preferred
Stock into Common Stock, respectively) in such dividend or distribution;
provided, that if the dividend consists of voting securities or options, warrants, or rights to acquire such voting securities, or securities convertible into or exchangeable for such voting securities (the "Voting
Securities") of the Company, the Company shall make available to each holder of
Series C-2 Preferred Stock, at such holder's request, dividends consisting of non-voting securities or options, warrants or rights to acquire such non-voting securities, or securities convertible into or exchangeable for such non-voting securities of the Company which are otherwise identical to the Voting
Securities and which are convertible into or exchangeable for such Voting
Securities.
        		1.3.  Rights on Liquidation.
		        In the event of any Liquidation, the holders of shares of the
Series C Preferred Stock then issued and outstanding shall be entitled to be paid the amount specified below out of the assets of the Company available for distribution to its stockholders, pari-passu with the holders of the Series B
Preferred Stock and before any payment shall be made to the holders of any other Junior Securities.  If, upon any Liquidation of the Company, the assets of the Company available for distribution to its stockholders (the "Available
Assets") shall be insufficient (a "Liquidation Insufficiency") to pay the holders of shares of the Series B Preferred Stock and Series C Preferred Stock
the full amounts to which they shall respectively be entitled, the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive the Available Assets as follows:
               (i)	the holders of Series C Preferred Stock shall be
                   entitled to receive (pro rata based on the number of
                   shares of Series C Preferred Stock held by them) an
                   amount equal to the Available Assets times the quotient
                   derived by dividing (x) the amount of the Available
                   Assets the holders of Series C Preferred Stock would be
                   entitled to upon Liquidation if there had been no
                   Liquidation Insufficiency by (y) the total amount of
                   the Available Assets the holders of Series B Preferred
                   Stock and Series C Preferred Stock would be entitled to
                   upon Liquidation if there had been no Liquidation
                   Insufficiency; and
		           	(ii) the holders of Series B Preferred Stock shall be
                   entitled to receive (pro rata based on the number of
                   shares of Series B Preferred Stock held by them) an
                   amount equal to the Available Assets times the quotient
                   derived by dividing (x) the amount of the Available
                   Assets the holders of Series B Preferred Stock would be
                   entitled to upon Liquidation if there had been no
                   Liquidation Insufficiency by (y) the total amount of
                   the Available Assets the holders of Series B Preferred
                   Stock and Series C Preferred Stock would be entitled to
                   upon Liquidation if there had been no Liquidation
                   Insufficiency; and
if there is no Liquidation Insufficiency, then the holders of shares of the
Series C Preferred Stock shall be entitled to receive the greater of (a) an amount equal to the Adjusted Stated Value per share, calculated to and including the date of Distribution with respect to such shares of Series C
Preferred Stock, or (b) the amount which would be distributed in such liquidation on the shares of Common Stock into which the Series C Preferred
Stock is convertible at the date of the Liquidation of the Company, had such
Series C Preferred Stock been converted.
        		1.4.  Voting Power.
            			1.4.1. Series C-1 Preferred Stock.

            			(a)	In General.  Except as otherwise expressly provided
               herein or as required by law,
				               (i)	the holders of shares of Series C-1 Preferred
                       Stock and Common Stock shall vote together as a
                       single class with respect to all matters as to
                       which stockholders of the Company are entitled
                       to vote; provided, however, the holders of the
                       Series C-1 Preferred Stock shall not be entitled
                       to vote with respect to the election of
                       directors to the Board of Directors of the
                       Company except with respect to the election of
                       the Series C Director as set forth in
                       Section 1.4.1(b);
			              	(ii)	each holder of Series C-1 Preferred Stock shall
                       be entitled to cast a number of votes equal to
                       the greatest number of whole shares of Common
                       Stock into which such holder's shares of Series
                       C-1 Preferred Stock could be converted, pursuant
                       to the provisions of Section 1.6 hereof, at the
                       record date for the determination of stock-
                       holders entitled to vote on such matter or, if
                       no such record date is established, at the date
                       such vote is taken or any written consent of
                       stockholders is first solicited.
               (b)	Election of Directors.  As long as at least 20% of the
               shares of Series C Preferred Stock originally issued are
               outstanding, the holders of Series C-1 Preferred Stock shall have the right, voting separately as a class, unless waived in writing by the holders of a majority of the outstanding
               Series C-1 Preferred Stock, and to the exclusion of all other classes of the Company's stock, to elect, remove and replace
               (including the filling of a vacancy) one (1) director to the
               Board of Directors of the Company (the "Series C Director"),
               which, so long as the Series C-1 Preferred Stock has the
               right to elect a director, shall be composed of no more than twelve (12) directors.  Any and all committees of the Board of Directors of the Company shall have as a member the Series
               C Director, unless no such director is willing or able to so serve. The special right of the holders of Series C-1
               Preferred Stock to elect and remove the Series C Director
               contained in this Section 1.4.1(b) may be exercised either at a special meeting of the holders of Series C-1 Preferred
               Stock called as provided below, at any annual or special
               meeting of the stockholders of the Company, or by written
               consent of the holders of Series C-1 Preferred Stock in lieu of a meeting.  At any time when the holders of Series C-1
               Preferred Stock have the special rights set forth in this
               Section 1.4.1(b), the secretary of the Company shall, upon the written request of the holders of record of shares of
               Series C-1 Preferred Stock having at least 10% of the votes possessed by the then outstanding Series C-1 Preferred Stock, call a special meeting of the holders of Series C-1 Preferred
               Stock for the purpose of electing or removing the Series C
               Director.  Such meeting shall be held at the earliest practi-
               cable date at the Company's principal office or at such other place designated by the holders of Series C-1 Preferred Stock having at least 10% of the votes possessed by the then
               outstanding Series C-1 Preferred Stock.  If such meeting
               shall not be called by a proper officer of the Company within ten (10) days after personal service of said written request upon the secretary of the Company or within twenty (20) days after mailing the same to the secretary of the Company at the
               Company's principal office, then the holders of record of
               Series C-1 Preferred Stock having at least 10% of the votes possessed by the then outstanding Series C-1 Preferred Stock may designate in writing one of their number to call such
               meeting at the expense of the Company, and such meeting may be called by such persons so designated upon the shortest
               legally permissible notice.  Any holders of Series C-1
               Preferred Stock so designated shall have reasonable access to the stock books of the Company during regular business hours, at the principal office of the Company or its transfer agent, for the purpose of calling a meeting of the stockholders
               pursuant to these provisions.
                 				At any stockholders meeting at which the holders of
               Series C-1 Preferred Stock shall have the special right to elect or remove the Series C Director as provided in this
               Section 1.4.1(b), the presence, in person or by proxy, of the holders of record of shares of Series C-1 Preferred Stock
               having a majority of the votes possessed by the then out-
               standing Series C-1 Preferred Stock shall be required to
               constitute a quorum of the Series C-1 Preferred Stock for
               such election or removal.  At any such meeting or adjournment thereof, the absence of a separate quorum of the Series C
               Preferred Stock shall not prevent the election of those
               directors to be elected at such meeting, other than the
               Series C Director.  In the absence of a separate quorum of the Series C-1 Preferred Stock, the holders of record of
               shares representing a majority of the voting power present in person or by proxy of the Series C-1 Preferred Stock shall have power to adjourn the meeting for the election of the
               Series C Director without notice other than announcement at the meeting.
			            (c)	Special Matters.  The Company shall not authorize,
               effect or validate any of the following without (i) the
               consent in writing or by votes at a meeting of the holders of at least 50% of all of the shares of the Series C-1 Preferred
               Stock at the time outstanding, if any, voting together as a separate class and to the exclusion of all other classes of the Company's stock or (ii) complying with the terms of
               Section 1.5.3 below:
		           	(i)	Ten Percent Redemptions.  Subject to Section 1.8 below,
                  directly or indirectly redeem, purchase or otherwise
                  acquire, or permit any Subsidiary to directly or
                  indirectly redeem, purchase or otherwise acquire, ten
                  percent (10%) or more of any of the Company's, or any
                  Subsidiary's (except wholly-owned Subsidiary's),
                  outstanding equity securities except as required by the
                  terms of the Series C Preferred Stock and other than
                  pursuant to the terms of the agreements with employees,
                  officers, directors and consultants of the Company,
                  pursuant to which the Company may repurchase such
                  shares upon the occurrence of certain events, in all
                  cases as in effect on the date of filing of this
                  Certificate of Amendment.
			          (ii) Security Issuances.  Authorize, issue, or enter into
                  any agreement providing for the issuance (contingent or
                  otherwise) by the Company or any of its Subsidiaries
                  of, (x) any notes or debt securities convertible into
                  or exchangeable for equity securities, issued in
                  connection with the issuance of equity securities or
                  containing profit participation features or (y) any
                  equity securities (or any securities convertible into
                  or exchangeable for any equity securities), provided,
                  however, that this Section 1.4.1(c)(ii) shall not
                  prevent the issuance of Junior Securities, or
                  securities convertible or exchangeable for Junior
                  Securities.
		         	(iii)	Mergers.  Merge or consolidate with any Person or
                  permit any Subsidiary to merge or consolidate with any
                  Person except for (i) mergers of a wholly-owned
                  Subsidiary with or into the Company or any other
                  wholly-owned Subsidiary or (ii) mergers or
                  consolidations in which the Company or Subsidiary is
                  the surviving corporation and at the conclusion of
                  which the shareholders of the Company immediately
                  preceding such consolidation or merger own greater than
                  fifty percent (50%) of the equity securities of the
                  surviving corporation.
		          	(iv)	Liquidations.  Liquidate, dissolve or effect a
                  recapitalization or reorganization in any form of
                  transaction or make an assignment for the benefit of
                  creditors or admit in writing the Company's or any
                  Subsidiary's inability to pay its debts generally as
                  they become due; or petition or apply to any tribunal
                  for the appointment of a custodian, trustee, receiver
                  or liquidator of the Company or a Subsidiary, or of any
                  substantial part of the assets of the Company or a
                  Subsidiary, or commence any proceeding (other than a
                  proceeding for the voluntary liquidation and
                  dissolution of a Subsidiary) relating to the Company or
                  a Subsidiary under any bankruptcy, reorganization,
                  arrangement, insolvency, readjustment of debt,
                  dissolution or liquidation law of any jurisdiction.
		           	(v)	Charter Amendments.  Make or authorize any amendment to
                  the Company's articles of incorporation or by-laws, or
                  any Subsidiary's organizational documents, or file any
                  resolution of the Board of Directors of the Company or
                  any Subsidiary, with the Secretary of State or any
                  other incorporation agency in the state in which it is
                  organized, in each case which would have the effect of
                  amending, altering or changing the designations,
                  powers, preferences, rights, privileges or restrictions
                  of the Series C Preferred Stock or otherwise have an
                  adverse effect on the Series C Preferred Stock.

		          	(vi) Affiliate Transactions.  Enter into, or permit any
                  Subsidiary to enter into, any transaction with any of
                  its or any Subsidiary's Affiliates, except for (i)
                  normal employment arrangements and benefit programs on
                  reasonable terms, (ii) transactions among Universal
                  and/or one or more of its wholly-owned Subsidiaries,
                  and (iii) transactions not less favorable to Universal
                  and its Subsidiaries, taken as a whole, than would be
                  one entered into at arm's length with unaffiliated
                  parties.
	         		(vii)	Sale of Assets.  Sell, lease or otherwise dispose of,
                  all or substantially all assets of the Company,
                  directly or through a Subsidiary of the Company, in any
                  transaction or series of related transactions,
                  including the sale by the Company of any one of
                  American Pioneer Life Insurance Company or American
                  Progressive Life and Health Insurance Company of New
                  York (together, the "Insurance Company Subsidiaries").
                  This Section 1.4.1(c)(vii) shall not, however, prevent
                  transactions in which ownership of assets is
                  transferred among Universal and/or one or more of its
                  wholly-owned Subsidiaries.
		        	(viii) Indebtedness.  Create, incur, assume or suffer to
                  exist, or permit the Company and its Subsidiaries,
                  taken as a whole, to create, incur, assume or suffer to
                  exist, Indebtedness in an aggregate amount which result
                  in the sum of (i) the aggregate principal amount of all
                  Indebtedness outstanding, plus (ii) the par value of
                  all Preferred Stock outstanding, to exceed 80% of the
                  statutory book value (including "Asset Valuation
                  Reserve" and "Interest Maintenance Reserve") of both
                  Insurance Company Subsidiaries, except (x) trade debt
                  incurred in the normal course of business and (y)

                  Indebtedness, if any, provided for in the Company's
                  annual budget approved by the Board of Directors.
		       The taking by the Company of an action described in (i) through
(vi) above without obtaining the consent required by this Section 1.4.1(c)
shall be referred to as a "Call Price Action" and the taking by the Company of an action described in (vii) and (viii) above without first obtaining the consent required by this Section 1.4.1(c) shall be referred to as an "Adjusted
Stated Value Action."
            			1.4.2.  Voting Rights of Series C-2 Preferred Stock.  Except
as set forth herein or as otherwise required by law, no outstanding share of
Series C-2 Preferred Stock shall be entitled to vote on any matter on which the stockholders of the Company shall be entitled to vote, and no shares of Series
C-2 Preferred Stock shall be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of
Series C-2 Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series
C-2 Preferred Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Series C-1 Preferred Stock or would otherwise be treated differently from shares of Series C-1 Preferred Stock in connection with such transaction, except that if the consideration received with respect to, or in exchange for, Series C-1 includes voting securities, shares of Series C-2
Preferred Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Series C-1 Preferred Stock so long as (i) such non-
voting securities are convertible into such voting securities on the same terms as the Series C-2 Preferred Stock is convertible into voting stock and (ii) all other consideration is equal on a per share basis.  Notwithstanding the foregoing, holders of shares of Series C-2 Preferred Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2) of this Section
A and on any amendment, repeal or modification of any provision of this

Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Series C-2 Preferred Stock.
        		1.5.  Redemption.
		            	1.5.1.  Fixed Redemption.  On December 31, 2002 (the "Fixed
Redemption Date") all of the then issued and outstanding Series C Preferred
Stock shall be redeemed at a redemption price (the "Fixed Redemption Price")
equal to the Adjusted Stated Value on December 31, 2002.  One-half of the Fixed
Redemption Price shall be paid in cash to the person whose name appears in the records of the Company as the owner of the shares redeemed, by check mailed to such person's address on such records on the Fixed Redemption Date, and the other half shall be payable in the same manner, on the first anniversary of the
Fixed Redemption Date.
            			1.5.2.  Call by the Company.  The Series C Preferred Stock
may be redeemed by the Company, at its option, upon ninety (90) days prior written notice to the Holders, at the Call Price then in effect.
            			Such redemption may be effected under this Section 1.5.2 at
any time after January 1, 2000 and before December 31, 2002.  The conversion right set forth in Section 1.6.1 shall not be affected by the giving of a redemption notice hereunder until the close of business the Business Day prior to the date specified in such notice as the proposed effective date of the redemption.
		            	1.5.3.  Non-Compliance Provisions.  If the Company proposes
to take any action which constitutes either a Call Price Action or an Adjusted
Stated Value Action without securing the approval by vote or in writing required by Section 1.4.1(c) (each such action or breach, an AEvent of Non-
Compliance@) then each of the holders of the Series C Preferred Stock may require redemption of all or any part of such holder=s Series C Preferred Stock at a redemption price in cash equal to (i) in the event of a Call Price Action, the Call Price in effect on the Non-Compliance Redemption Date and (ii) in the event of an Adjusted Stated Value Action, the Adjusted Stated Value in effect on the Non-Compliance Redemption Date.  In implementation of this Section
1.5.3:

               (a)	At least 15 days before the consummation of any Event
                   of Non-Compliance, each holder of Series C Preferred
                   Stock will receive a notice from the Company (i) stat-
                   ing that an Event of Non-Compliance is contemplated,
                   (ii) setting forth a redemption date (the "Non-
                   Compliance Redemption Date"), which shall be the date
                   of the Event of Non-Compliance, (iii) setting forth the
                   Conversion Price in effect with respect to such shares
                   of Series C Preferred Stock, up to and including the
                   date of consummation of the Event of Non-Compliance,
                   and (iv) stating that during such 15-day period, each
                   shareholder wishing to require the Company to redeem
                   all or any part of its Series C Preferred Stock,
                   pursuant to subsection (b) below, must give the Company
                   written notice of its intention to require such
                   redemption prior to the consummation of the Event of
                   Non-Compliance.
			            (b)	Any holder of Series C-1 Preferred Stock that withheld
                   its consent to the Event of Non-Compliance and any
                   holder of Series C-2 Preferred Stock that has advised
                   the Company in writing prior to consummation of an
                   Event of Non-Compliance of its intention to require the
                   Company to redeem its shares, may require that the
                   Company redeem any shares hereunder by surrendering its
                   shares to the Company on the Non-Compliance Redemption
                   Date or within thirty (30) days thereafter and will be
                   entitled to payment therefor within ten (10) days of
                   such surrender in full satisfaction of such shares.
		            	(c)	Any holder of shares of Series C-1 Preferred Stock that
                   does not tender such shares pursuant to Section
                   1.5.3(b) above shall be deemed to have consented to the
                   subject Event of Non-Compliance.

	            		(d)	It is an express condition of this Series C Preferred
                   Stock that this Section 1.5.3 shall constitute the sole
                   remedy of the Series C Preferred Stockholders with
                   respect to the Company's failure to obtain the consent
                   otherwise required by Section 1.4.1(c) above.  Without
                   limitation, there shall be no right to injunctive or
                   any other kind of equitable relief, or to any other
                   remedy at law whatsoever, by virtue of the Company's
                   failure to obtain the consent otherwise required by
                   Section 1.4.1(c) above with respect to such Event of
                   Non-Compliance.
            			1.5.4.  Failure to Pay Redemption Price or Installment.  If
payment of the Fixed Redemption Price is not made as provided in Section 1.5.1 and said default is not cured within fifteen (15) days, the holder of each share of Series C Preferred Stock which was redeemed shall be entitled to require the Company to issue a promissory note for the unpaid portion of the
Fixed Redemption Price, including any amount which would otherwise not have been payable until the first anniversary of the Fixed Redemption Date, which note shall be due one year after the Fixed Redemption Date (or the first anniversary thereof, whichever is applicable), together with interest at twenty
(20%) percent per annum until paid, subject to pre-payment at any time, with interest accrued, without penalty.  Any such promissory note shall contain substantially the same terms and conditions of the Series C Preferred Stock, including negative and affirmative covenants equal to the rights of the holders of the Series C-1 Preferred Stock set forth in Section 1.4.1(c) and board observation rights comparable to the rights of the holders of Series C-1
Preferred Stock set forth in Section 1.4.1(b).
		            	1.5.5.  Legal Availability.  If the funds of the Company
legally available for redemption of Series C Preferred Stock on any Redemption
Date are insufficient to redeem the total number of Series C Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series C Preferred Stock ratably among the holders of the Series C Preferred Stock to be redeemed.  At any time thereafter when additional funds of the Company are legally available for the redemption of Series C Preferred Stock, such funds shall immediately be used to redeem the balance of the Series C Preferred Stock which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.  In case fewer than the total number of Series C Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Preferred Stock shall be issued to the holder thereof without cost to such holder within three Business Days after surrender of the certificate representing the redeemed Series C Preferred Stock.  In the event that any Series C Preferred Stock is redeemed under Section 1.5.1, 1.5.2 or
1.5.3 and the certificates for the Series C Preferred Stock to be redeemed have not been delivered to the Company, from and after the date on which the Company makes the entire Fixed Redemption Price or Call Price, as the case may be, available or irrevocably deposits an amount equal to such Fixed Redemption
Price or Call Price, as the case may be, for the shares of Series C Preferred
Stock to be redeemed in trust for the holders of such shares with a bank having capital and surplus in excess of $100 million, which bank shall be named in the redemption notice, all rights of the holders of such Series C Preferred Stock, except the right to receive the Fixed Redemption Price or Call Price, as the case may be (whether in cash or in the form of the promissory note provided for in Section 1.5.4, above, without interest except as provided with respect to the promissory note), upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.
		            	1.5.6.  Other Redemptions or Acquisitions.  Neither the
Company nor any Subsidiary shall redeem or otherwise acquire any share of
Series C Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series C Preferred Stock on the basis of the number of shares owned by each such holder.

        		1.6.  Conversion Rights.
			            1.6.1.  At the Option of the Holder.  Each holder of the
outstanding shares of Series C Preferred Stock shall have the right to convert all or any portion of such shares of Series C Preferred Stock into the number of fully paid and non-assessable shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted times the
Stated Value and dividing the result by the Conversion Price.  Within 15 days of any such conversion of Series C-2 Preferred Stock into Common Stock, such converted shares may be converted back into the same number of Series C-2
Preferred Shares, provided that such shares were not voted following the initial conversion of Series C-2 Preferred Stock into Common Stock.  Series C
Preferred Stock may be converted by the holder thereof during normal business hours on any Business Day by surrender of the required number of shares of
Series C Preferred Stock, accompanied by written evidence (in form reasonably satisfactory to the Company) of the holder's election to convert such holder's
Series C Preferred Stock or portion thereof, to the Company at its principal executive offices.
	            		1.6.2.  At the Option of a Transferee of Series C-2 Preferred
Stock.  Subject to Section 1.6.4, below, each outstanding share of Series C-2
Preferred Stock may be converted into one fully paid and nonassessable share of
Series C-1 Preferred Stock by any transferee of such shares of Series C-2
Preferred Stock, provided that each holder of Series C-2 Preferred Stock may convert such shares into Series C-1 Preferred Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15)
days pursuant to a Conversion Event and such holder agrees not to vote any such shares of Series C-1 Preferred Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series C-2 Preferred Stock if such shares are not transferred pursuant to a Conversion Event.  Series C-2
Preferred Stock may be converted by the transferee during normal business hours on any Business Day by surrender of the certificate or certificates representing the Series C-2 Preferred Stock (or, if no stock certificate has yet been issued to the holder of the Series C-2 Preferred Stock, a written statement that the holder has not yet received a stock certificate and instructing the Company to treat such certificate, when and if issued, as if such certificate had been surrendered by the holder) to the Company at its principal executive offices.  The surrendered certificate or certificates shall be accompanied by written evidence (in form reasonably satisfactory to the
Company) of the transferee's election to convert its Series C-2 Preferred Stock or portion thereof.
            			1.6.3.  At the Option of the Company.  Upon the occurrence of a Triggering Event, or if the Triggering Bid Price for any period of sixty (60)
consecutive calendar days has exceeded the Triggering Amount, the Company may require that each of the outstanding shares of Series C Preferred Stock be con-
verted into Common Stock computed by multiplying the number of shares of Series
C Preferred Stock to be converted times the Stated Value and dividing the result by the Conversion Price in effect at the time of such conversion.  Such right may be exercised by written notice to the holders thereof given (i) not less than ten (10) days prior to the date of closing of a Triggering Event or
(ii) within thirty (30) days after the end of any sixty (60) day period in which the Triggering Bid Price has exceeded the Triggering Amount, which notice shall specify the record date set for conversion.  Such conversion shall be effected, automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.
	            		1.6.4.  Restricted Stock.  Series C-2 Preferred Stock
constituting Restricted Stock with respect to a particular Regulated
Stockholder may not be converted into Common Stock or Series C-1 Preferred
Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock or Series C-1 Preferred Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock or Series C-1 Preferred Stock which such
Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such
Regulated Stockholder or its Affiliates.  Each Regulated Stockholder may
provide for further restrictions upon the conversion of any shares of

Restricted Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.
            			1.6.5.  Conversion Procedure.  Upon the conversion of Series
C Preferred Stock, the holders of such Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company.  The
Company shall not be obligated to issue certificates evidencing the shares of stock issuable upon such conversion unless certificates evidencing such shares of Series C Preferred Stock being converted are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed and delivers to the Company an agreement satisfactory to the Company, with a surety satisfactory to the Company, to indemnify the Compa-
ny from any loss incurred by it in connection therewith.
		            	1.6.6.  Time of Conversion.  Each conversion of Series C
Preferred Stock pursuant to Sections 1.6.1 and 1.6.2 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Series C Preferred Stock shall have been surrendered to the Company as provided herein (except that, in the case of a conversion subject to Section
1.6.7 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein).  Each conversion pursuant to
Section 1.6.3 shall be deemed to have been effected as of the record date specified in the notice therefor, and such conversion shall be at the Conver-
sion Price in effect at such time (except that, in the case of a conversion subject to Section 1.6.7 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein).  On each such day that the conversion of shares of Series C Preferred Stock is deemed effected, the Person or Persons in whose name or names any certificate or certificates for shares of stock are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.
            			1.6.7.  Notice of Conversion to Regulated Stockholders.  The
Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of any class of capital stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this Section 1.6.7), unless the
Company gives written notice (the "Deferral Notice") of such action to each
Regulated Stockholder.  The Company will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral
Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take another action with respect to the stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of its stock, it shall notify the Company in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Company shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated
Stockholders in response to the notices issued pursuant to this Section 1.6.7 at the end of the Deferral Period.  Upon complying with the procedures hereinabove set forth in this Section 1.6.7, the Company may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of any other class of capital stock of the Company or take any other action affecting the voting rights of such shares.
		            	1.6.8.  Issuance of Certificate for Common Stock.  As
promptly as practical after the conversion of shares of Series C Preferred
Stock, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes and other than any taxes arising by reason of issuance of shares of stock to any Person other than such holder) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, a certificate or certificates for the number of shares of stock to which such holder shall be entitled upon such conversion; provided, however, that if such conversion is subject to
Section 1.6.7 above, the Company shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein.
In case fewer than all the shares of Series C Preferred Stock represented by any surrendered certificate are converted, a new certificate representing the shares of Series C Preferred Stock not converted shall be issued without cost to the holder thereof.
            			1.6.9.  Books of Corporation.  The Company will not close its books against the transfer of Series C Preferred Stock or of stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock.  The Company shall at all times reserve and keep  available out of its authorized but unissued shares of Common Stock and Series C-1 Preferred stock, solely for the purpose of issuance upon the conversion of the Series C Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series C Preferred Stock and such number of shares of Series C-1
Preferred Stock issuable upon the conversion of all outstanding Series C-2
Preferred Stock.  All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock and Series C-1
Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock and Series C-1 Preferred Stock may be listed
(except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).
	        	1.7.  Anti-Dilution Adjustments.  The number of shares of Common
Stock issuable upon any conversion provided for in Section 1.6 shall be subject to adjustment, from time to time, in accordance with the following provisions:
		            	1.7.1.  Issuance of Additional Shares of Common Stock.  In
case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of
Common Stock deemed to be issued pursuant to Section 1.7.2 or 1.7.3) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then, in each such case, subject to Section 1.7.7, such Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent)
determined by multiplying such Conversion Price by a fraction
            			(a)	the numerator of which shall be (i) the number of
shares of Common Stock into which the outstanding
Series C Preferred Stock is convertible immediately
prior to such issue or sale plus (ii) the number of
shares of Common Stock which the aggregate
consideration received by the Company for the total
number of such Additional Shares of Common Stock so
issued or sold would purchase at such Conversion Price,
and
		            	(b)	the denominator of which shall be (i) the number of
shares of Common Stock into which the outstanding
Series C Preferred Stock is convertible immediately
prior to such issue or sale plus (ii) the number of
Additional Shares so issued or sold immediately after
such issue or sale,
provided that, for the purposes of this Section 1.7.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 1.7.2 or 1.7.3, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.
		            	1.7.2.  Treatment of Options and Convertible Securities.  In
case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or
Convertible Securities, then and in each such case, the maximum number of
Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional
Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-
dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to
Section 1.7.4) of such shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the
Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued
		            	(a)	no further adjustment of the Conversion Price shall be
                   made upon the subsequent issue or sale of Convertible
                   Securities or shares of Common Stock upon the exercise
                   of such Options or the conversion or exchange of such
                   Convertible Securities;
	            		(b)	if such Options or Convertible Securities by their
                   terms provide, with the passage of time or otherwise,
                   for any increase in the consideration payable to the
                   Company, or decrease in the number of Additional Shares
                   of Common Stock issuable, upon the exercise, conversion
                   or exchange thereof (by change of rate or otherwise),
                   the Conversion Price computed upon the original issue,
                   sale, grant or assumption thereof (or upon the
                   occurrence of the record date, or date prior to the
                   commencement of ex-dividend trading, as the case may
                   be, with respect thereto), and any subsequent
                   adjustments based thereon, shall, upon any such
                   increase or decrease becoming effective, be recomputed
                   to reflect such increase or decrease insofar as it
                   affects such Options, or the rights of conversion or
                   exchange under such Convertible Securities, which are
                   outstanding at such time;
		            	(c) upon the expiration (or purchase by the Company and
                   cancellation or retirement) of any such Options which
                   shall not have been exercised or the expiration of any
                   rights of conversion or exchange under any such
                   Convertible Securities which shall not have been
                   exercised (or purchase by the Company and cancellation
                   or retirement of any such Convertible Securities the
                   rights of conversion or exchange under which shall not
                   have been exercised), the Conversion Price computed
                   upon the original issue, sale, grant or assumption (or
                   upon the occurrence of the record date, or date prior
                   to the commencement of ex-dividend trading, as the case
                   may be, with respect thereto), and any subsequent
                   adjustments based thereon, shall, upon such expiration
                   (or such cancellation or retirement, as the case may
                   be), be recomputed as if:
				              	     (i)	in the case of Options for Common
                   Stock or Convertible Securities, the only
                   Additional Shares of Common Stock issued or sold
                   were the Additional Shares of Common Stock, if
                   any, actually issued or sold upon the exercise
                   of such Options or the conversion or exchange of
                   such Convertible Securities and the
                   consideration received therefor was the
                   consideration actually received by the Company
                   for the issue, sale, grant or assumption of all
                   such options, whether or not exercised, plus the
                   consideration actually received by the Company
                   upon such exercise, or for the issue or sale of
                   all such Convertible Securities which were
                   actually converted or exchanged, plus the
                   additional consideration, if any, actually
                   received by the Company upon such conversion or
                   exchange, and
					                   (ii)	in the case of Options for
                   Convertible Securities, only the Convertible
                   Securities, if any, actually issued or sold upon
                   the exercise of such Options were issued at the
                   time of the issue, sale, grant or assumption of
                   such Options, and the consideration received by
                   the Company for the Additional Shares of Common
                   Stock deemed to have then been issued was the
                   consideration actually received by the Company
                   for the issue, sale, grant or assumption of all
                   such Options, whether or not exercised, plus the
                   consideration deemed to have been received by
                   the Company (pursuant to Section 1.7.4) upon the
                   issue or sale of such Convertible Securities
                   with respect to which such Options were actually
                   exercised;
			            (d) no readjustment pursuant to subdivision (b) or (c)
                   above shall have the effect of increasing the
                   Conversion Price by an amount in excess of the amount
                   of the adjustment thereof originally made in respect of
                   the issue, sale, grant or assumption of such Options or
                   Convertible Securities; and
		            	(e) in the case of any such Options which expire by their
                   terms not more than thirty (30) days after the date of
                   issue, sale, grant or assumption thereof, no adjustment
                   of the Conversion Price shall be made until the
                   expiration or exercise of all such Options, whereupon
                   such adjustment shall be made in the manner provided in
                   subdivision (c) above.
               1.7.3.  Treatment of Stock Dividends, Stock Splits, etc.  In
case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case,
Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective.
            			1.7.4.  Computation of Consideration.  For the purposes of
this Section 1.7,
	            		(a)	the consideration for the issue or sale of any
                   Additional Shares of Common Stock shall, irrespective
                   of the accounting treatment of such consideration,
					                   (i)	insofar as it consists of cash, be
                   computed at the net amount of cash received by
                   the Company, without deducting any expenses paid
                   or incurred by the Company or any commissions or
                   compensation paid or concessions or discounts
                   allowed to underwriters, dealers or others
                   performing similar services in connection with
                   such issue or sale,
					                   (ii)	insofar as it consists of property
                   (including securities) other than cash, be
                   computed at the fair value thereof at the time
                   of such issue or sale, as determined in good
                   faith by the Board of Directors of the Company
                   (subject to confirmation by a firm of
                   independent certified public accountants of
                   recognized national standing approved by either
                   the holders of a majority of the Series C
                   Preferred Stock or the Series C Director), and

					                   (iii)	in case Additional Shares of Common
                   Stock are issued or sold together with other
                   stock or securities or other assets of the
                   Company for a consideration which covers both,
                   be the portion of such consideration so
                   received, computed as provided in clauses (i)
                   and (ii) above, allocable to such Additional
                   Shares of Common Stock, all as determined in
                   good faith by the Board of Directors of the
                   Company (subject to confirmation by a firm of
                   independent certified public accountants of
                   recognized national standing approved by either
                   the holders of a majority of the Series C
                   Preferred Stock or the Series C Director);
               (b)	Additional Shares of Common Stock deemed to have been
                   issued pursuant to Section 1.7.2, relating to Options
                   and Convertible Securities, shall be deemed to have
                   been issued for a consideration per share determined by
                   dividing
                        (i)	the total amount, if any, received
                   and receivable by the Company as consideration
                   for the issue, sale, grant or assumption of the
                   Options or Convertible Securities in question,
                   plus the minimum aggregate amount of additional
                   consideration (as set forth in the instruments
                   relating thereto, without regard to any
                   provision contained therein for a subsequent
                   adjustment of such consideration to protect
                   against dilution) payable to the Company upon
                   the exercise in full of such Options or the
                   conversion or exchange of such Convertible
                   Securities or, in the case of Options for
                   Convertible Securities, the exercise of such

                   Options for Convertible Securities and the
                   conversion or exchange of such Convertible
                   Securities, in each case computing such
                   consideration as provided in the foregoing
                   subdivision (a),
          by
                   					(ii)	the maximum number of shares of
                   Common Stock (as set forth in the instruments
                   relating thereto, without regard to any
                   provision contained therein for a subsequent
                   adjustment of such number to protect against
                   dilution) issuable upon the exercise of such
                   Options or the conversion or exchange of such
                   Convertible Securities; and

               (c)	Additional Shares of Common Stock deemed to have been
                   issued pursuant to Section 1.7.3, relating to stock
                   dividends, stock splits, etc., shall be deemed to have
                   been issued for no consideration.
            			1.7.5.  Adjustments for Combinations, etc.  In case the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.
               1.7.6.  Dilution in Case of Other Securities.  In case any
Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the
Company (or any issuer of Other Securities or any other Person referred to in
Section 1.9) or to subscription, purchase or other acquisition pursuant to any
Options issued or granted by the Company (or any such other issuer or Person)
for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 1.7, the conversion rights granted to holders of Series C Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section
1.7 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Common Stock from time to time receivable upon the conversion of the shares of Series C Preferred
Stock, so as to protect the holders of the Series C Preferred Stock against the effect of such dilution.
		            	1.7.7.  Minimum Adjustment of Conversion Price.  If the
amount of any adjustment of the Conversion Price required pursuant to this
Section 1.7 would be less than five percent (5%) of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such adjustment shall not then be made and such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least five percent (5%) of such
Conversion Price.  Notwithstanding the foregoing, the Conversion Price shall be adjusted at the time of, and be effective with respect to, any conversion or redemption of any shares of Series C Preferred Stock.

       			1.7.8.  Reorganization, Reclassification, Consolidation,
                  ------------------------------------------------
Merger or Sale.
---------------
               (a)	Company Survives.  Upon the consummation of an
                   Organic Change (other than a transaction in
                   which the Company is not the surviving entity)
                   the terms of the Series C Preferred Stock shall
                   be deemed modified, without payment of any
                   additional consideration therefor, so as to
                   provide that upon the conversion of shares of
                   Series C Preferred Stock following the
                   consummation of such Organic Change, the holder
                   of such shares of Series C Preferred Stock shall
                   have the right to acquire and receive (in lieu
                   of or in addition to the shares of Common Stock
                   acquirable and receivable prior to the Organic
                   Change) such shares of stock, securities or
                   assets as such holder would have received if
                   such holder had converted its shares of Series C
                   Preferred Stock into Common Stock immediately
                   prior to such Organic Change,  in each case
                   giving effect to any adjustment of the
                   Conversion Price made after the date of
                   consummation of the Organic Change.  All other
                   terms of the Series C Preferred Stock shall
                   remain in full force and effect following such
                   an Organic Change.  The provisions of this
                   Section 1.7.8(a) shall similarly apply to
                   successive Organic Changes.
		           		(b)	Company Does Not Survive.  No Organic Change
                   that is a transaction in which the Company is
                   not the surviving entity shall become effective
                   unless the surviving entity shall have issued
                   new securities to the holders of shares of

                   Series C Preferred Stock, without payment of any
                   additional consideration therefor, with terms
                   that provide that upon the conversion of such
                   securities following the consummation of such
                   Organic Change, the holder of such securities
                   shall have the right to acquire and receive (in
                   lieu of or in addition to the shares of Common
                   Stock acquirable and receivable prior to the
                   Organic Change) such shares of stock, securities
                   or assets as such holder would have received if
                   such holder had converted its shares of Series C
                   Preferred Stock into Common Stock immediately
                   prior to such Organic Change,  in each case
                   giving effect to any adjustment of the
                   Conversion Price of such new securities made
                   after the date of consummation of the Organic
                   Change on an equivalent basis to the adjustments
                   provided for the Conversion Price herein.  All
                   other terms of the new securities shall be
                   equivalent to the terms of the Series C
                   Preferred Stock provided for herein.  The
                   provisions of this Section 1.7.8(b) shall
                   similarly apply to successive Organic Changes.
	        	1.8.  Restrictions on Redemptions, Purchases and Acquisitions.  The
Company shall not redeem, purchase, acquire or take any other action affecting outstanding shares of stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 4.99% of any class of voting securities of the Company (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of nonvoting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such
Regulated Stockholder) or more than 24.99% of the total equity of the Company or more than 24.99% of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated
Stockholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities).  The
Company shall not be a party to a merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Stockholder would be required to take any securities or subordinated debt which might reasonably be expected to cause such person to have a Regulatory Problem.
	        	1.9.  Notices.
               (a)	Immediately upon any adjustment of the Conversion
                   Price, the Company will give written notice thereof to
                   all holders of Series C Preferred Stock.
		            	(b) The Company will give written notice to all holders of
                   Series C Preferred Stock at least twenty (20) days
                   prior to the date on which the Company closes its books
                   or takes a record (1) with respect to any dividend or
                   distribution upon Common Stock, (2) with respect to any
                   pro rata subscription offer to holders of Common Stock
                   or (3) for determining rights to vote with respect to
                   any Organic Change, dissolution or liquidation.
		            	(c) The Company will also give written notice to the
                   holders of Series C Preferred Stock at least twenty
                   (20) days prior to the date on which any Organic Change
                   will take place.
		             (d) All notices which are required or may be given pursuant to the terms of this Article shall be in writing and
                   shall be delivered personally (and receipted for) or by
                   facsimile (provided receipt is acknowledged in
                   writing), certified mail, return receipt requested,
                   postage prepaid, or by Federal Express or other
                   recognized overnight courier, and any such notice shall
                   be deemed effective when delivered.
	        	1.10. Other Rights.
                -------------

		            	1.10.1. Purchase Rights.  If at any time the Company
distributes, grants or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series C
Preferred Stock will be entitled to acquire, upon the terms applicable to such
Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series C Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.
	            		1.10.2. Pre-Emptive Rights.  If the Company authorizes the
issuance and sale of any Additional Shares of Common Stock, other than a sale to the public, the Company will offer to sell to the holders of Series C
Preferred Stock, and each holder of Series C Preferred Stock may elect to purchase, up to that number of Additional shares of Common Stock such that following such purchase, the holder is able to maintain the same percentage ownership (on a fully-diluted basis) of the outstanding shares of Common Stock of the Company which such holder possessed by virtue of its ownership of shares of Series C Preferred Stock (or Common Stock issued upon the conversion thereof) immediately prior to the issuance and sale of the Additional Shares of
Common Stock.  Holders of Series C Preferred Stock will be entitled to purchase the Additional Shares of Common Stock at the same price and upon the same terms as such shares of Common Stock are being offered to any other Persons; provided that, if such Persons are to pay for such Additional Securities in whole or in part with consideration other than cash, then the Board of Directors shall make a good faith determination of the fair market value of such non-cash consideration and the holders of the Series C Preferred Stock will be entitled to pay cash equal to the fair market value of the non-cash consideration such holders would otherwise pay hereunder in the purchase of such Additional Shares of Common Stock.  Notwithstanding the foregoing, a holder of Series C Preferred
Stock will not be permitted to exercise its rights under this Section 1.10.2 unless such holder agrees to purchase all securities offered as a package or unit in the issuance of the Additional Shares of Common Stock.  The Company
must give written notice of the issuance of Additional Shares of Common Stock, which notice shall set forth the price and other terms of such issuance, to the holders of Series C Preferred Stock no later than thirty (30) days following the issuance date of the Additional Shares of Common Stock (the "Issuance
Date").  Upon receipt of such notice, the holders may exercise the right granted by this Section 1.10.2 by giving written notice to the Company within thirty (30) days following receipt of the aforesaid notice, which written notice from a holder shall specify the number of Additional Shares of Common
Stock being purchased by such holder, and be accompanied by a cashier's or certified check in the full amount of the price for the Additional Shares of
Common Stock being purchased.  The Company shall promptly make delivery to such holders of certificates for the Additional Shares of Common Stock or other securities upon execution of such documents and instruments as shall govern the issuance of such Additional Shares of Common Stock or other securities.
Notwithstanding the foregoing, if a holder of Series C Preferred Stock shall exercise its rights under this Section 1.10.2 such holder shall not be required to pay for the Additional Shares of Common Stock purchased by it unless and until all other parties have paid for their Additional Shares of Common Stock.
In addition, if a holder of Series C Preferred Stock shall exercise its rights under this Section 1.10.2 following the Issuance Date, then such holder shall be deemed to have owned the Additional Shares of Common Stock purchased by it as of the Issuance Date for the purpose of any benefits of ownership relating to such Additional Shares of Common Stock, including the right to receive cash or stock dividends declared or other distributions, to participate in a merger or reorganization or to reflect any reclassification of Additional Shares of
Common Stock between the Issuance Date and the date upon which such holder purchases the Additional Shares of Common Stock.
        		1.11. Registration of Transfer.  The Company will keep at its principal office or at the principal office of its transfer agent a register for the registration of the Series C Preferred Stock.  Upon the surrender of any certificate representing Series C Preferred Stock at such place, the

Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series
C Preferred Stock represented by the surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.
	        	1.12. Replacement.  Upon receipt of evidence reasonably
satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Company will
(at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C
Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
	        	1.13. Retirement of Converted or Redeemed Shares.  No share or shares of Series C Preferred Stock acquired by the Company by reason of re-
demption, purchase, conversion or otherwise shall be re-issued and all such shares shall be canceled, retired and eliminated from the shares which the
Company shall be authorized to issue.  The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

                                	* * * * *

        		IV.  Pursuant to Section 502(c) of the Business Company Law, this amendment was authorized by the Board of Directors of the Company at a meeting duly called and at which a quorum was present throughout.

        		IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name and on its behalf and attested on this __ day of
_________________, 1997 by duly authorized officers of this Company.

                           						UNIVERSAL AMERICAN FINANCIAL CORP.


                           						By:________________________________

						                           Name:
						                           Title:  President
ATTEST

By:____________________________
   Name:
   Title:  Secretary
                               41

                      	UNIVERSAL AMERICAN FINANCIAL CORP.
	            PROPOSED PROVISIONS OF CERTIFICATE OF INCORPORATION
	                     RELATING TO SERIES C PREFERRED STOCK

                              	TABLE OF CONTENTS


1.  Series C Convertible Preferred Stock.................................  -2-
     	1.1.  Definitions..................................................  -2-
     	1.2.  Dividends....................................................  -9-
     	1.3.  Rights on Liquidation........................................	-10-
	     1.4.  Voting Power................................................. -11-
	          	1.4.1. Series C-1 Preferred Stock
		                	(a)	In General........................................	-12-
		                	(b)	Election of Directors.............................	-12-
                 		(c)	Special Matters...................................	-15-
     	1.5.  Redemption...................................................	-20-
           	1.5.1.  Fixed Redemption.....................................	-20-
          		1.5.2.  Call by the Company..................................	-20-
	          	1.5.3.  Non-Compliance Provisions............................	-20-
		          1.5.4.  Failure to Pay Redemption Price or Installment.......	-22-
          		1.5.5.  Legal Availability...................................	-23-
		          1.5.6.  Other Redemptions or Acquisitions....................	-24-
     	1.6.  Conversion Rights............................................ -24-
           	1.6.1.  At the Option of the Holder..........................	-24-
	          	1.6.3.  At the Option of the Company.........................	-25-
          		1.6.5.  Conversion Procedure.................................	-26-
          		1.6.6.  Time of Conversion...................................	-27-
	          	1.6.8.  Issuance of Certificate for Common Stock.............	-28-
          		1.6.9.  Books of Corporation.................................	-29-
     	1.7.  Anti-Dilution Adjustments....................................	-29-
	          	1.7.1.  Issuance of Additional Shares of Common Stock........	-29-
	           1.7.2.  Treatment of Options and Convertible Securities......	-30-
          		1.7.3.  Treatment of Stock Dividends, Stock Splits, etc......	-34-
	          	1.7.4.  Computation of Consideration.........................	-35-
	          	1.7.5.  Adjustments for Combinations, etc....................	-37-
	          	1.7.6.  Dilution in Case of Other Securities................. -37-
		          1.7.7.  Minimum Adjustment of Conversion Price...............	-38-
          		1.7.8.  Reorganization, Reclassification, Consolidation,
                       Merger or Sale....................................	-38-
	     1.8.  Restrictions on Redemptions, Purchases and Acquisitions......	-40-
	     1.9.  Notices......................................................	-41-
     	1.10. Other Rights.................................................	-42-
	          	1.10.1. Purchase Rights...................................... -42-
	          	1.10.2. Pre-Emptive Rights...................................	-42-
     	1.11. Registration of Transfer.....................................	-44-
     	1.12. Replacement..................................................	-44-
     	1.13. Retirement of Converted or Redeemed Shares...................	-45-

                                (i)

[DESCRIPTION]     SHAREHOLDERS AGREEMENT

                         	SHAREHOLDERS AGREEMENT
                          ----------------------


    	AGREEMENT dated as of _______________, 1997, between UNIVERSAL AMERICAN FINANCIAL CORP., a New York corporation, with an address of Mt. Ebo Corporate Park, Brewster, New York 10509 ("Universal") and AAM CAPITAL PARTNERS, L.P., a Delaware limited partnership, with an office at 30 N. LaSalle Street, Chicago, Illinois 60602 ("AAM"), BARASCH ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership with an office at Mt. Ebo Corporate Park, Brewster, New York 10509 ("BALP"), RICHARD A. BARASCH, an individual who has executed this Agreement solely for the purpose of agreeing to the provisions of Sections 2 and 3, below (BALP and RICHARD A. BARASCH, collectively, the "BALP Parties") and those purchasers of the Series C Preferred Stock of Universal set forth on
Schedule 1 hereto (together with AAM and the BALP Parties, the "Series C Holders").
                          	W I T N E S S E T H
                           -------------------

    	WHEREAS, AAM has agreed to purchase certain shares of Universal's Series C Preferred Stock pursuant to the Stock Purchase Agreement, and the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement.
    	THEREFORE, in consideration of the premises and other mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


1.  Definitions.
    	As used in this Agreement, the following terms shall have the following respective meanings:
	        	"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the
     American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any
     successor authority) that are applicable as of the date of determination, consistently applied.

	        	"Insurance Company Subsidiaries" shall mean American Progressive
     Life and Health Insurance Company of New York, American Pioneer Life
     Insurance Company, AmeriFirst Insurance Company and any other insurance company that comes under the control of Universal according to the provisions of the applicable insurance code.
	        	"Series C Holders" shall have the meaning given such term in the introduction hereto and shall include any transferee of Subject Shares.
	        	"Stock Purchase Agreement" shall mean the agreement, so titled, between Universal and AAM dated January 9, 1997.
	        	"Subject Shares" shall mean (i) all of the shares of Series C
     Preferred Stock issued by Universal pursuant to the Stock Purchase
     Agreement, (ii) any Common Stock, par value $.01 per share, of Universal
     ("Common Stock") issued upon conversion thereof, and (iii) any additional securities of Universal issued in respect thereto.
	        	"Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by Universal either directly or indirectly through Subsidiaries.

2.  Board Representation.
    ---------------------

    	For so long as AAM holds Subject Shares representing at least 20% of the Series C Preferred Stock it originally purchased, each Series C Holder agrees to take all action necessary including, without limitation, the voting of their shares of Series C Preferred Stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on Universal's Board of Directors, the waiving of notice and the attending of meetings, so as to cause the member of the Board of Directors of Universal, to be elected by the holders of the Series C Preferred Stock, voting separately as a class, to be a person designated from time to time by AAM. Notwithstanding the foregoing, AAM hereby agrees that any person so designated by AAM shall be acceptable as a director of Universal by all applicable state regulatory agencies, and shall not be an employee, director, representative or controlling shareholder of any competitor of Universal or any Subsidiary thereof. Each Series C Holder agrees not to transfer any shares of Series C Preferred Stock unless the transferee of such shares agrees in writing to be bound by the provisions of this Section 2.

3.  Right of Participation in Sales.
    --------------------------------
     3.1  Definitions.  For purposes of this Section 3:
		            	(i)  "Permitted Transferee" shall mean the general and
limited partners of BALP, the BALP Parties, and their respective shareholders, spouses and lineal descendants, or a trust or trusts for the benefit of any such persons, provided such Permitted Transferee agrees in writing, prior to the transfer, to be bound by all of the provisions of this Agreement.
			            (ii)  "Sell" and "Sale" shall include sale, transfer and any other form of exchange of Common Stock for money or other property, but does not include (a) any tender offer, merger or other transaction in which all holders of Common Stock are treated equally or, (b) any sale of Common Stock to the public.
    	3.2  Co-Sale Right.  If any BALP Party shall sell any shares of Common
Stock to any party other than a Permitted Transferee (the "Buyer"), then such

BALP Party shall notify the Series C Holders in writing of such offer and its terms and conditions.  Upon receipt of such notice, each of the Series C
Holders shall have the right to sell to the Buyer, in lieu of the sale to the
Buyer by the BALP Party, that number of shares of Common Stock equal to the product attained by multiplying (a) the number of shares of Common Stock held by such Series C Holder included in the Subject Shares (or issuable upon conversion of the shares of Series C Preferred Stock held by such Series C
Holder) times (b) the quotient derived by dividing (i) the number of shares of
Common Stock which otherwise would have been sold by such BALP Party to the
Buyer by (ii) the aggregate of total number of shares of Common Stock included in the Subject Shares held by such BALP Party and the total number of shares of
Common Stock held by all of the Series C Holders (or issuable upon conversion of the shares of Series C Preferred Stock).  The Series C Holders' right to sell pursuant to this Section 3.2 can be exercised by delivery of a written notice to the selling BALP Party within twenty (20) days following the delivery of the notice to the Series C Holders of the sale to Buyer by such BALP Party.
4.  Registration Rights.
    	4.1  Definitions.  For purposes of this Section 4:
	        	(a)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular Section thereof shall be deemed to include a reference to the comparable Section, if any, of any such similar federal statute.
		        (b)  "Registrable Securities" shall mean (a) the Subject Shares;
     and (b) all securities of Universal issued upon conversion of, as a dividend or other distribution with respect to, or in exchange for, the
     Subject Shares.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (I)
     such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, or (ii) such securities shall have been sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of their ownership not bearing a legend restricting further transfer and confirmation that such securities are not subject to a stop transfer order or other restrictions on transfer shall have been delivered by Universal and subsequent disposition of such securities does not require registration or qualification of such securities under the
     Securities Act or any state securities laws then in force, or (iv) such securities shall cease to be outstanding.
	        	(c)  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular Section thereof shall be deemed to include a reference to the comparable Section, if any, of any such similar federal statute.
		        (d)	"SEC" shall mean the Securities and Exchange Commission or
     any other federal agency at the time administering the Securities Act or the Exchange Act.
    	4.2  Piggy-Back Registration.  Whenever Universal proposes to register any of its securities for its own or others' account under the Securities Act
(other than a registration on Form S-4 or Form S-8 or any successor form to such forms or filed in connection with an exchange offer or an offering of securities solely to the existing shareholders or employees of Universal),
Universal shall give each of the Series C Holders written notice of its intent to do so at least 30 days before the anticipated filing date and such notice shall offer to each of the Series C Holders the opportunity to register, at
Universal's expense, such amount of Registrable Securities as such Series C
Holder may request.  Universal will use its best efforts to cause to be included in such registration all of the Registrable Securities which a
Series C Holder requests to be included.  If Universal receives an opinion from the managing underwriter or underwriters of the securities being offered pursuant to any registration statement under this Section 4.2 that the number of shares requested to be sold by the Series C Holders is greater than the number of such shares which can be offered without adversely affecting the offering, Universal may reduce the number of shares offered for the account of the Series C Holders to a number deemed satisfactory by such managing underwriter or underwriters (pro rata based on the number of Registrable
Securities held by each Series C Holder so requesting registration), provided, however, that if such offering includes shares of holders other than Universal and the Series C Holders, the reduction in the Series C Holders' shares to be included shall be pro-rata to reductions in the shares to be included on behalf of such other holders.  Universal has not heretofore, and shall not hereafter, enter into any agreement granting to any person the right to require reduction in the number of shares to be offered by the Series C Holders in any offering on a pro-rata basis by the foregoing sentence of this Section 4.2.
    	4.3  Demand Registrations.  If at any time after January 1, 1998, the holders of a majority of Registrable Securities notify Universal in writing that it or they intend to offer or cause to be offered for sale Registrable
Securities and request Universal to cause such Registrable Securities to be registered under the Securities Act, Universal will use its best efforts as soon as practicable thereafter to register such Registrable Securities.  Within ten (10) days after receipt of any request pursuant to this Section 4.3,
Universal will give written notice of such request to all other holders of
Registrable Securities and will include in such registration all Registrable
Securities with respect to which Universal has received written requests for inclusion within fifteen (15) days after delivery of Universal's notice.
Universal shall not be required to register Registrable Securities under this
Section 4.3 unless the anticipated proceeds of the sale by Series C Holders, net of underwriters' commission and discounts, will exceed Two Million Dollars
($2,000,000).  Such rights to require registration shall be in addition to the rights of the Series C Holders under Section 4.2 hereof. Universal may not include any securities for the account of persons other than Series C Holders in any registration statement requested pursuant to this Section 4.3 which relates to an underwritten offering unless the underwriter or underwriters managing the offering shall deliver an opinion that such inclusion will not adversely impact or interfere with the successful marketing of the Registrable
Securities to be offered by the Series C Holders.  The registration rights set forth in this Section 4.3 may be exercised by the Series C Holders only twice, provided, however, such registration rights shall not be deemed to have been exercised unless the registration statement required to be filed upon exercise of such right shall either (x) become and remain effective in accordance with the provisions hereof or (y) be duly filed by Universal but fail to become or remain effective in accordance with the provisions hereof because of the failure of the Series C Holders to comply with their respective obligations hereunder or because the Series C Holders determine not to proceed with the offering.
    	4.4  Alternative Performance.
	        	(a)  If AAM demands a registration as provided above, Universal may, within 20 days of its receipt of the demand, make a written offer to buy the shares as to which registration has been demanded at a price equal to the average of the "Market Price" of Universal's Common Stock over the 15 trading days prior to the date of AAM's demand, determined as set forth in Section
4.4(e) below.
	        	(b)  If the offer provided for in Section 4.4(a) above, is made and accepted in writing within 10 days from its receipt by AAM, the sale shall close at the offices of Universal on the 30th business day after the acceptance of the offer by delivery of the certificates for the shares to be sold, properly endorsed, with signature guaranteed and any transfer taxes paid, against payment of the purchase price by certified or cashier's check.
        		(c)  If the offer provided for in Section 4.4(a) above, is made and is not accepted in writing within 10 days from its receipt by AAM, the offer shall expire.
		        (d)  The rejection by AAM of an offer by Universal pursuant to

Section 4.4(a) shall in no way effect or reduce AAM's registration rights pursuant to Section 4.3.
		        (e)  As used herein, "Market Price" means on any date specified herein, the amount per share of the Common Stock, equal to (i) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (ii) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (iii) if there shall have been no trading on such date or if the
Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-
counter market, the value as determined by any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (and approved by AAM) as of the last date of any month ending within thirty (30) days preceding the date as of which the determination is to be made.
	    4.5  Expenses.  All expenses incurred in connection with Universal registrations under this Section 4 (including the reasonable fees and expenses of one legal counsel for the Series C Holders chosen by the holders of a majority of the Registrable Securities, expenses for registration, filing, qualification, printing, accounting and legal fees, but excluding underwriting commissions and discounts relating to the Registrable Securities and the fees of other counsel to the Series C Holders) shall be borne by Universal, regardless of whether any such registration becomes effective.
	    4.6  Registration Statement.  In connection with registrations pursuant to this Agreement, Universal shall (i) prepare and file with the SEC, as soon as reasonably practicable following receipt of the applicable notice, a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration to promptly become and remain effective for such period as may be required to complete the sale of the Registrable
Securities; (ii) prepare and file with the SEC such amendments and post-
effective amendments to the registration statement as may be necessary to keep the registration statement effective for the applicable period, or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold; cause the prospectus to be amended or supplemented by any required prospectus, amendment or supplement, and as so amended or supplemented, to be filed pursuant to Rule 424 under the Securities
Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the holders thereof set forth in such registration statement or amendment or supplement to the prospectus; (iii)
furnish to the Series C Holders requesting registration such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities
Act, and such other documents as the Series C Holders requesting registration may reasonably request in order to facilitate the disposition of the
Registrable Securities being sold by the Series C Holders requesting registration; (iv) use its best efforts to register and qualify the Registrable
Securities covered by such registration statement under applicable state securities laws as shall be reasonably requested by the Series C Holders requesting registration or the underwriters; and (v) take all such other actions as are reasonable and necessary to comply with the requirements of the
Securities Act and the regulations thereunder, or the reasonable request of the
Series C Holders requesting registration, with respect to the registration and distribution of the Registrable Securities.  Universal shall not be obligated to effect registration or qualification in any jurisdiction requiring it to qualify to do business or to execute a general consent to service of process.

    	4.7  Certain Delays.  Universal shall have the right, on not more than one occasion with respect to each registration hereunder, to defer for a reasonable period (not to exceed 90 days) the filing of any registration statement requested under Section 4.3 if, in the reasonable judgment of
Universal's Board of Directors, such registration would materially interfere with or materially and adversely affect any then existing negotiations for financing arrangements or financing plans of Universal, or any arrangement or plan of Universal, then pending or being negotiated in good faith, relating to any acquisition, disposition, merger or similar transaction or (solely because of the passage of time since the date of Universal's last audit) would require an audit of Universal other than the regularly scheduled annual audit.
	    4.8  Notification.
          -------------
	        	(a)  At any time when there is a registration statement effective relating to Registrable Securities, Universal shall promptly notify each Series
C Holder requesting registration upon learning of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
Universal shall forthwith prepare and furnish to each Series C Holder requesting registration, after securing such approvals as may be necessary, a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
		        (b) Universal shall promptly notify each Series C Holder requesting registration of any stop order or similar proceeding initiated by state or federal regulatory bodies which affects Registrable Securities which it is selling or offering for sale and shall use its best efforts or take all reasonably necessary steps expeditiously to remove such stop order or similar proceeding.
    	4.9  Furnishing of Documents.  In connection with all registrations pursuant to this Agreement, at the request of AAM, Universal will furnish to each underwriter, if any, and to each Series C Holder requesting registration, a legal opinion of its counsel, a letter from its independent certified public accountants, and all other documents reasonably required by the underwriters to be furnished in such transactions, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved.
    	4.10  Reports Under the Exchange Act.  With a view to making available to the Series C Holders the benefits of Rule 144 promulgated under the Securities
Act and any other rule or regulation of the SEC that may at any time permit the
Series C Holders to sell securities of Universal to the public without registration or pursuant to registration on Form S-3, Universal agrees to file on a timely basis all reports required to be filed by it under the Exchange
Act.
	    4.11  Preparation of Registration Statements.  Whenever Universal is
registering any securities under the Securities Act and a Series C Holder is proposing to sell any securities under such registration or determines that it may be deemed to be an "affiliate" or "parent," as such terms are defined in the rules and regulations under the Exchange Act or the Securities Act,
Universal will allow AAM to participate in the preparation of the registration statement, will include in the registration statement such information as AAM may reasonably request and will take all such other action as AAM may reasonably request.
	    4.12  Indemnification by Universal.  Universal will indemnify and hold harmless each Series C Holder and each underwriter with respect to Registrable
Securities being offered for sale, against all losses, claims, settlements, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Registrable Securities
(or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Universal of the Securities Act or any state securities law or any rule or regulation promulgated thereunder in connection with any such registration, qualification or compliance, and will reimburse each Series C
Holder and each underwriter for any legal or any other expenses ("Defense
Costs") incurred in connection with investigating or defending any such claim, loss, damage, liability or action and will enter into an indemnification agreement with such underwriters containing customary provisions, including provisions for contribution, as AAM or the underwriters shall reasonably request; provided, however, that Universal will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to Universal by a Series C Holder or underwriters in writing specifically for use in such registration statement.
	    4.13  Indemnification by the Series C Holder.  Each Series C Holder with respect to its Registrable Securities being offered for sale by it will indemnify and hold harmless Universal, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls Universal within the meaning of Section 15 of the Securities Act, each underwriter and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, and will reimburse Universal and each such director, officer or controlling person for any Defense Costs incurred with respect to any such claim, loss, damage, liability or action and will enter into an indemnification agreement with
Universal and each such person containing customary provisions, including provisions for contribution, as Universal or each such person shall reasonably request; provided, however, that such Series C Holder will not be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to Universal by such Series C Holder in writing specifically for use in such registration statement and provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of
Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.
    	4.14  Indemnification Procedures.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity under this
Section 4 by any third party, written notice thereof shall be given to the indemnifying party as promptly as practicable; provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent such delay actually results in damage to the indemnifying party.  After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense;
and such indemnified party shall cooperate in all reasonable respects, at the indemnifying party's cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.
However, if the defendants in any action include both the indemnifying party and the indemnified party, and the indemnified party concludes that representation of both the indemnifying party and the indemnified party by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or for some other reason, then the indemnified party shall have the right, at the expense of the indemnifying party, to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of the indemnified party.  Where the indemnified party is entitled to reimbursement for Defense Costs, such reimbursement shall be payable as such
Defense Costs are incurred by the indemnified party, upon presentation of reasonably detailed billing, but not more frequently then once each month, subject to repayment if it is ultimately determined that the indemnified party is not entitled to such reimbursement.
    	4.15  Survival.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.
	    4.16  Contribution.  If for any reason the indemnification provided for in Sections 4.12 or 4.13 hereof is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.16 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence.
 Notwithstanding the provisions of this Section 4.16, an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute, in the aggregate, any amount in excess of such holder's Maximum
Contribution Amount.  A selling holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such holder pursuant to the sale of such Registrable Securities (net of payment of all expenses)
over (ii) the aggregate amount of damages that such holder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission contained in a registration statement filed by Universal.  No party guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation.
5.	Financial Statements and Other Information.
   -------------------------------------------
  	For as long as any Series C Preferred Stock remains outstanding,
Universal will deliver to AAM and to each holder of Series C Preferred Stock who has requested it in writing and has undertaken (and AAM hereby undertakes)
to hold any non-public information furnished hereunder in confidence and to refrain from any use thereof which would violate the securities laws or other laws of the United States or any state:
            			(a)	Audited Financial Statements.  As soon as practicable
                   after the end of each fiscal year of Universal, and in
                   any event within one hundred and twenty (120) days
                   thereafter, consolidated and consolidating balance
                   sheets of Universal and its Subsidiaries, as at the end
                   of such year, and consolidated and consolidating
                   statements of operations and sources and uses of funds
                   of Universal and its Subsidiaries, for such fiscal
                   year, prepared in accordance with GAAP and setting
                   forth in each case in comparative form the figures for
                   the previous fiscal year, all in reasonable detail and,
                   in the case of the consolidated statements, certified,
                   without qualification by or another nationally
                   recognized independent public accountants selected by
                   Universal and acceptable to AAM;
	            		(b)	Interim Financial Statements.  As soon as practicable
                   after the end of each quarter and in any event within
                   thirty (30) days thereafter, consolidated and
                   consolidating balance sheets of Universal and its
                   Subsidiaries as of the end of such period, and
                   consolidated and consolidating statements of operations
                   of Universal and its Subsidiaries for such period and
                   for the current fiscal year to date, prepared in
                   accordance with GAAP and setting forth in comparative
                   form the figures for the corresponding periods of the
                   previous fiscal year, together with a comparison of
                   such statements to Universal's budget, subject to
                   changes resulting from normal year-end audit
                   adjustments, all in reasonable detail and certified by
                   the principal financial officer of Universal;
		             (c) Insurance Financial Information.  As soon as
                   practicable (i) after the end of each calendar year and
                   quarter, as applicable, and in any event by the date on
                   which filing is required with the applicable department
                   of insurance, the Annual Statement and Quarterly
                   Statement of the Insurance Company Subsidiaries with
                   respect to such period, and any related actuarial
                   opinion and report, management's discussion and
                   analysis, risk-based capital report, statutory audit
                   report and IRIS ratio results, and (ii) after the end
                   of each month, and in any event within thirty (30) days
                   thereafter, the internal statutory financial statements
                   of the Insurance Company Subsidiaries.
			            (d)	Budget.  Not less than thirty (30) days prior to the
                   commencement of each fiscal year, an annual business
                   plan, including a budget and financial projections for
                   Universal and its Subsidiaries, for each month during
                   such period, together with underlying assumptions (in
                   each case in such detail as is currently provided by
                   Universal in its 1996 Business Plan) and approved by a
                   majority of the entire board of directors of Universal;
		            	(e)	Auditors' Reports.  Promptly upon receipt thereof,
                   copies of all other reports, if any, submitted to
                   Universal by independent public accountants in
                   connection with any annual or interim audit of the
                   books of Universal and its Subsidiaries made by such
                   accountants;
		            	(f)	Lender Information.  A copy of each financial
                   statement, report, notice or communication that
                   Universal or any Subsidiary delivers to any of their
                   lenders or creditors;
	            		(g)	Insurance Holding Company System Filings.  Promptly
                   upon filing or notice thereof, a copy of each
                   registration, notice or other filing made by an
                   Insurance Company Subsidiary or a member of its
                   insurance holding company system pursuant to the
                   insurance holding company system provisions of the
                   applicable insurance code;
		             (h) Litigation.  Promptly upon Universal's learning
                   thereof, notice of any litigation, other than insurance
                   policy litigation, or administrative proceeding that
                   could reasonably be expected to have a material adverse
                   effect on Universal or any Subsidiary, whether or not
                   the claim is considered by Universal to be covered by
                   insurance;
		            	(i)	Regulatory Correspondence.  Promptly upon receipt
                   thereof, a copy of any and all correspondence from
                   regulatory authorities in which such authorities allege
                   material violations by or relating to an Insurance
                   Company Subsidiary.
		             (j) Default.  Promptly upon the occurrence thereof notice
                   of any failure of Universal or any Subsidiary to duly
                   observe or perform any covenant, condition or agreement
                   required to be performed by Universal or a Subsidiary
                   under this Agreement or the Restated Certificate of
                   Incorporation of Universal (including a Call Price
                   Action or an Adjusted Stated Value Action as defined
                   therein).
	            		(k)	Other Information.  With reasonable promptness, all
                   press releases issued by Universal or any Subsidiary,
                   any filings made with the SEC by Universal or any
                   Subsidiary and such other data and information as from
                   time to time may be reasonably requested by the holders
                   of Series C Preferred Stock or such other formal and/or
                   official communications as Universal may from time to
                   time furnish to any of the holders of its securities or
                   its directors in their capacities as such.
		            	(l)	Accounting.  Universal will maintain and will cause
                   each of its Subsidiaries to maintain a system of
                   accounting established and administered in accordance
                   with GAAP and all financial statements or information
                   delivered under this Section 5 will be prepared in
                   accordance with GAAP, with the exception of the
                   accounting systems and financial statements of the
                   Insurance Company Subsidiaries which are maintained and
                   prepared in accordance with SAP (as defined in the
                   Stock Purchase Agreement).
     Any promissory note issued pursuant to Section 1.5.4 of the Restated
Certificate of Incorporation of Universal shall contain affirmative covenants equal to the rights of the holders of the Series C Preferred Stock set forth in this Section 5.
6.  Miscellaneous.
    --------------
	    6.1  Parties in Interest.  This Agreement and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any assignee or transferee of any and all of the Registrable Securities.
	    6.2  Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to its subject matter.
	    6.3  Headings.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
	    6.4  Amendments.  Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of Universal and AAM.  Any waiver, permit, consent or approval of any kind or character on the part of AAM of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

    	6.5 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (express, registered or certified mail, postage prepaid, return receipt requested), sent by Federal Express or other recognized overnight courier or transmitted by telecopier (with receipt acknowledged by the recipient or confirmed electronically) as follows:
	    (a)	If to Universal:

			            Universal Holding Corp.
             		P.O. Box 23
	            		Mt. Ebo Corporate Park
			            Brewster, New York  10509-0023
		            	Attention:  Richard A. Barasch, President

        	with a copy to:

            			Harnett Lesnick & Ripps P.A.
		            	150 East Palmetto Park Road
			            Suite 500
		            	Boca Raton, Florida  33432
			            Attention:	Bertram Harnett, Esq. and
					                     Irving I. Lesnick, Esq.
		            	Fax No.:  (561) 368-4315

	    (b)	If to AAM:

            			AAM Capital Partners, L.P.
            			30 North LaSalle Street
	            		36th Floor
	            		Chicago, Illinois  60602
	            		Attention:  Richard A. Veed
	            		Fax No.:  (312) 263-1196

       		With a copy of each notice intended for AAM to:

            			Katten Muchin & Zavis
		            	525 West Monroe Street
		            	Suite 1600
		            	Chicago, Illinois  60661
             		Attn:  Michael P. Goldman, Esq.
		            	Fax No.:  (312) 902-1061

    	(c)	If to BALP on the BALP Parties:

             		Barasch Associates Limited Partners
		            	Mt. Ebo Corporate Park
		            	Brewster, New York 10509-0023
            			Attention:  Richard A. Barasch
       		with a copy to:

            			Harnett Lesnick & Ripps P.A.
		            	150 East Palmetto Park Road
	            		Suite 500
		            	Boca Raton, Florida  33432
		            	Attention:	Bertram Harnett, Esq. and
				                     	Irving I. Lesnick, Esq.
	             	Fax No.:  (561) 368-4315

or to such other address as the person to whom notice is to be given may have previously furnished to the other persons in writing in the manner set forth above.
    	6.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state).
    	6.7 No Inconsistent Agreements. Universal will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.
    	6.8 Adjustments Affecting Registrable Shares. Universal will not take any action, or permit any change to occur, with respect to its securities which would adversely and materially affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.
    	6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

    	IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                           						UNIVERSAL AMERICAN FINANCIAL CORP.


                           						By:_____________________________________

                           						Name:___________________________________

						                           Title:__________________________________


	                           					AAM CAPITAL PARTNERS, L.P.

                           						By:	AAM PARTNERS, L.P., general partner
						                           By:	AAM INVESTMENT BANKING
						                              	GROUP, LTD., general partner
					                           	By:	VEED CORP., general partner


                           						By:_____________________________________
                                							Richard A. Veed, President



                           						BARASCH ASSOCIATES LIMITED PARTNERSHIP

                           						By:	NMRB CORP., general partner


                           						By:_____________________________________
                                							Richard A. Barasch, President



							                          ________________________________________
                           						Richard A. Barasch, Individually


                           						[Other Series C Holders]

                                	EXHIBIT 11

                        			SHAREHOLDERS AGREEMENT



                                  	AMONG

                        	AAM CAPITAL PARTNERS, L.P.,

                 	BARASCH ASSOCIATES LIMITED PARTNERSHIP,

                            	RICHARD A. BARASCH

                                   	AND

                    	UNIVERSAL AMERICAN FINANCIAL CORP.

                           	________________, 1997


                            	TABLE OF CONTENTS

1.  Definitions.............................................................	2

2.  Board Representation....................................................	3

3.  Right of Participation in Sales.........................................	3
     	3.1  Definitions...................................................... 3
      3.2  Co-Sale Right....................................................	4

4.  Registration Rights.....................................................	4
     	4.1  Definitions......................................................	4
	     4.2  Piggy-Back Registration..........................................	5
     	4.3  Demand Registrations............................................. 6
     	4.4  Alternative Performance..........................................	7
      4.5  Expenses.........................................................	9
	     4.6  Registration Statement...........................................	9
	     4.7  Certain Delays..................................................	10
	     4.8  Notification....................................................	10
	     4.9  Furnishing of Documents.........................................	11
     	4.10 Reports Under the Exchange Act..................................	11
     	4.11 Preparation of Registration Statements.......................... 12
     	4.12 Indemnification by Universal....................................	12
     	4.13 Indemnification by the Series C Holder..........................	13
     	4.14 Indemnification Procedures......................................	14
	     4.15 Survival........................................................	15
	     4.16 Contribution....................................................	15

5.  Financial Statements and Other Information.............................	16

6.  Miscellaneous..........................................................	20
     	6.1  Parties in Interest.............................................	20
	     6.2  Entire Agreement................................................	20
	     6.3  Headings........................................................	20
	     6.4  Amendments......................................................	20
	     6.5  Notices.........................................................	20
	     6.6  Governing Law...................................................	22
	     6.7  No Inconsistent Agreements...................................... 22
	     6.8  Adjustments Affecting Registrable Shares........................	22
     	6.9  Execution in Counterparts.......................................	22